                                                                   Exhibit 2.1

                            ASSET PURCHASE AGREEMENT

                          dated as of December 18, 1996

                                     between

                            CONOPCO, INC., as Seller

                                       and

                         MBW AQCUISITION CORP., as Buyer

                                Table of Contents

                                                                 Page
                                                                 ----

Index to Defined Terms...........................................  v
Parties; Recitals................................................  1

ARTICLE I       Transfer of Assets, Assumption of
                   Liabilities and Purchase Price                  1

                1.1      Transfer of Property and Assets.........  1
                1.2      Excluded Assets.........................  4
                1.3      Consents to Certain Assignments.........  6
                1.4      Assumption of Liabilities...............  6
                1.5      Purchase Price and Payment..............  8
                1.6      Transfer Taxes..........................  8

ARTICLE II      Closing and Post-Closing Purchase Price
                   Adjustment....................................  8

                2.1      Closing.................................  8
                2.2      Deliveries by Seller....................  9
                2.3      Deliveries by Buyer..................... 10
                2.4      Relocation.............................. 11
                2.5      Post-Closing Purchase Price
                           Adjustment............................ 11
                2.6      Allocation of Purchase
                           Price................................. 13

ARTICLE III     Representations and Warranties of
                   Seller........................................ 14

                3.1      Organization............................ 14
                3.2      Authorization........................... 14
                3.3      No Conflicts or Violations; No
                           Consents or Approvals
                           Required.............................  14
                3.4      Financial Statements.................... 15
                3.5      Title to Transferred Assets............. 16
                3.6      Contracts............................... 16
                3.7      Conduct of Business Since
                           Statement Date........................ 17
                3.8      Compliance with Law and
                           Permits............................... 18
                3.9      Litigation.............................. 18
                3.10     Intellectual Property................... 18
                3.11     Taxes .................................. 19


                                       -1-
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                                                                 Page
                                                                 ----

                3.12     Entire Business ........................ 19
                3.13     Brokers and Finders .................... 20
                3.14     Equipment............................... 20
                3.15     Inventory............................... 20

ARTICLE IV      Representations and Warranties of Buyer.......... 20

                4.1      Organization............................ 20
                4.2      Authorization........................... 20
                4.3      No Violations; No Consents or
                           Approvals Required.................... 21
                4.4      Brokers and Finders..................... 21
                4.5      Financing............................... 21

ARTICLE V       Covenants Pending the Closing.................... 22

                5.1      Conduct of the Business................. 22
                5.2      Access.................................. 22
                5.3      Best Efforts............................ 23
                5.4      Other Agreements........................ 23
                5.5      No Shop................................. 23
                5.6      Tax Certification....................... 24
                5.7      Audited Financials......................
                5.8      Additional Financial                     24
                         Statements..............................
                5.9      Price Waterhouse Re-Audit and            24
                         Audit and Other Financial
                         Information............................. 24

ARTICLE VI      Conditions to Closing............................ 25

                6.1      Conditions to Buyer's
                           Obligation to Close................... 25
                6.2      Conditions to Seller's
                           Obligation to Close................... 27

ARTICLE VII     Termination...................................... 28

                7.1      Termination............................. 28
                7.2      Effect of Termination................... 29


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                                                                 Page
                                                                 ----

ARTICLE VIII    Indemnification.................................. 29

                8.1      Obligation of Parties to
                           Indemnify............................. 29
                8.2      Indemnification Procedure for
                           Third Party Claims.................... 30
                8.3      Limitations on
                           Indemnification....................... 31
                8.4      Tax Considerations...................... 32


ARTICLE IX      Additional Agreements............................ 32

                9.1      Covenant Not to Compete................. 32
                9.2      Certain Services and Benefits
                           Provided by Affiliates................ 32
                9.3      Seller's Access to Information.......... 33
                9.4      Public Announcements.................... 33
                9.5      Termination of Insurance................ 33
                9.6      Confidentiality......................... 34
                9.7      Further Assurances...................... 34

ARTICLE X       Miscellaneous.................................... 34

                10.1     Expenses................................ 34
                10.2     Notices................................. 34
                10.3     Entire Agreement; No Third Party
                           Beneficiaries; Amendment;
                           Waiver................................ 35
                10.4     Severability............................ 36
                10.5     Assignment.............................. 36
                10.6     Affiliates.............................. 36
                10.7     Governing Law........................... 37
                10.8     Jurisdiction............................ 37
                10.9     Services of Process..................... 37
                10.10    Captions................................ 37
                10.11    Defined Terms........................... 37
                10.12    Counterparts............................ 38
                10.13    Bulk Sales Law.......................... 38

Signatures....................................................... 38


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

EXHIBITS

      A            Shared Technology License Agreement
      B            Patent License Agreement
      C            Transition Services Agreement
      D            Co-Pack Agreement
      E            Flavor Supply Agreement
      F            Flavor Escrow Agreement
      G            Legal opinion of Cravath, Swaine & Moore
      H            License Agreement
      I            Legal opinion of Richards & O'Neil, LLP

SCHEDULES

      1.1(i)(A)    Olathe, Kansas Equipment
      1.1(i)(B)    Bonner Springs, Kansas Equipment
      1.2(iii)     Excluded Business
      1.2(viii)    Certain Excluded Assets
      1.3          Material Contracts and Material Permits
      1.4          Advertising Commitments, Coupons and
                   Promotions
      2.5.1        Closing Date Inventory Statement
      3.3          Required Consents
      3.4(A)       Financial Statements
      3.4(B)       Accounting Principles
      3.5          Liens
      3.6(A)       Contracts
      3.6(B)       Contracts Requiring Third Party Consents
      3.6(C)       Contracts Containing Covenants Not to
                   Compete
      3.7          Conduct of Business
      3.8          Compliance with Law and Permits
      3.9          Litigation
      3.10(A)      Patents
      3.10(B)      Trademarks
      3.10(C)      Copyrights
      3.10         Intellectual Property Exceptions

                             Index to Defined Terms

                                                             Section
                                                             -------

"Accounts Receivable"......................................  1.2(vii)
"Additional Financials"....................................  5.9
"Adjusted Purchase Price"..................................  2.5.3
"Affiliate"................................................  10.6
"Assignment and Assumption Agreement"......................  2.2(ii)
"Assumed Liabilities"......................................  1.4
"Audited Financials".......................................  5.7
"Business".................................................  Recitals
"Buyer"....................................................  Preamble
"C&L"           ...........................................  5.7
"Closing"..................................................  2.1
"Closing Date".............................................  2.1
"Closing Date Inventory"...................................  2.5.1
"Closing Date Inventory Statement".........................  2.5.1
"Closing Date Payment".....................................  1.5
"Contracts"................................................  1.1(iii)
"Co-Pack Agreement"........................................  2.2(viii)
"Copyrights"...............................................  1.1(viii)
"Equipment"................................................  1.1(i)
"Excess Mix Sales".........................................  1.4
"Excess Syrup Sales".......................................  1.4
"Excluded Assets"..........................................  1.2
"Excluded Business"........................................  1.2(iii)
"FFDC Act".................................................  3.8
"Financial Statements".....................................  3.4
"Financing"................................................  4.5
"Fixed Assets and Inventory Statement".....................  3.4
"Flavor Escrow Agreement"..................................  2.2(x)
"Flavor Supply Agreement"..................................  2.2(ix)
"HSR Act"..................................................  3.16
"Income Taxes".............................................  1.2(xi)
"Indemnified Party"........................................  8.2
"Indemnifying Party".......................................  8.2
"Independent Auditor"......................................  2.5.2
"Intellectual Property"....................................  1.1(ix)
"Inventory"................................................  1.1(ii)
"Laws".....................................................  3.8
"License Agreement"........................................  2.3(ii)
"Liens"....................................................  3.3
"Losses"...................................................  8.1.1
"Material Adverse Change"..................................  3.7
"Material Contracts".......................................  1.3
"Material Permits".........................................  1.3
"Notice of Objection"......................................  2.5.2
"Patent License Agreement".................................  2.2(vi)
"Patents"..................................................  1.1(vi)


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

                                                             Section
                                                             -------

"Permits"..................................................  1.1(v)
"Permitted Liens"..........................................  3.5
"Prepaid Expenses..........................................  1.2(viii)
"Product Claims............................................  1.4
"Public Filings"         ..................................  5.9
"Purchase Price"...........................................  1.5
"Pure FD Laws".............................................  3.8
"PW".......................................................  5.9
"PW Audit".................................................  5.9
"PW Re-Audit"..............................................  5.9
"Quest"....................................................  2.2(ix)
"Retained Liabilities".....................................  1.4
"Seller"...................................................  Preamble
"Shared Technology License Agreement"......................  2.2(v)
"Statement Date"...........................................  3.4
"Statements of Operations".................................  5.7(a)
"Termination Date".........................................  7.1
"Third Party Claim"........................................  8.2
"Trademarks"...............................................  1.1(vii)
"Transferred Assets".......................................  1.1
"Transferred Technology"...................................  1.1(ix)
"Transition Services Agreement.............................  2.2(vii)
"VdBF".....................................................  3.1


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

                            ASSET PURCHASE AGREEMENT

      ASSET PURCHASE AGREEMENT made this 18th day of December, 1996, between CONOPCO, INC., a corporation organized under the laws of New York ("Seller"), and MBW ACQUISITION CORP., a corporation organized under the laws of Delaware ("Buyer").

      WHEREAS Seller wishes to sell and Buyer wishes to purchase certain assets of Seller relating exclusively to the manufacture and sale of pancake syrup and pancake and waffle mix marketed under the Mrs. Butterworth's and Country Crock brand names (excluding the Excluded Business (as defined in Section 1.2(iii) below), the "Business"); and

      WHEREAS Buyer will assume certain liabilities of Seller as more fully described herein, all on the terms and conditions of this Agreement.


            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, Seller and Buyer hereby agree as follows:

                                    ARTICLE I

                        Transfer of Assets, Assumption of
                         Liabilities and Purchase Price

      1.1 Transfer of Property and Assets. At the Closing (as defined in Section 2.1), Seller shall sell, transfer, assign and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, the following assets of Seller relating to the Business, that exist on the Closing Date (as defined in Section 2.1), but excluding the Excluded Assets (as defined in Section 1.2) (collectively, the "Transferred Assets"):

            (i) all machinery and equipment and spare parts set forth on
      Schedule 1.1(i)(A) and such other machinery and equipment and spare parts physically located at Seller's plant at Olathe, Kansas used or held for use by Seller exclusively in connection with the Business, the machinery and equipment set forth on Schedule 1.1(i)(B) and such other machinery and equipment and spare parts of Seller physically located at the plant of Cereal Food Processors, Inc. at Bonner Springs, Kansas used or held for use by or on behalf of Seller exclusively in connection with the Business (including such machinery, equipment and spare parts temporarily removed from Seller's plant at Olathe, Kansas or the plant of Cereal Food Processors, Inc. at Bonner Springs, Kansas for purpose of repair) (collectively, the "Equipment");

          (ii) all inventories, including finished products, samples, work-in-process, raw materials and packaging materials, wherever located, of the Business reflected on the Closing Date Inventory Statement as defined in Section 2.5.1 (the "Inventory");

         (iii) subject to Section 1.3, all rights of Seller under contracts, commitments, understandings, binding arrangements, licenses, purchase orders and all other legally binding arrangements, written or oral, to which Seller is a party or by which Seller or any of the Transferred Assets is bound, and relating exclusively to the Business, except to the extent any of the foregoing relate to the Excluded Assets or the Retained Liabilities (as defined in Section 1.4) and except for employment contracts (collectively, the "Contracts");

          (iv) all of the following books and records, wherever located, relating exclusively to the Transferred Assets or the Business in Seller's possession: sales records, sales and sales promotional data, books of account, files, invoices, inventory records, accounting records, product specifications, drawings, engineering, maintenance, operating and production records, advertising materials, customer lists, cost and pricing information, supplier lists, business plans, catalogs, quality control records and manuals, blueprints, research and development files, laboratory books, patent and trademark files and litigation files, other than records kept for financial reporting or tax purposes and excluding any of the foregoing to the extent relating to the Retained Liabilities;


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

            (v) to the extent transfer is permitted under applicable law or regulation and subject to Section 1.3, all permits, approvals, franchises, licenses or other rights granted to Seller by governmental authorities and necessary for the lawful ownership of the Transferred Assets or the lawful conduct of the Business as presently conducted by Seller (the "Permits");

            (vi) all patents and patent applications of Seller that relate exclusively to the Business (the "Patents");

         (vii) all trademarks, trademark applications and registrations, trade names, trade dress and service marks of Seller that relate exclusively to the Business, together with the goodwill associated therewith (the "Trademarks");

        (viii) all copyrights, registrations and all applications therefor, including those for printed matter, databases, software and source codes of Seller used exclusively in connection with the Business, together with unregistered copyrights Seller used exclusively in connection with the Business (the "Copyrights");

          (ix) all unpatented formulas, recipes, know-how, manufacturing methods and processes, inventions, discoveries, trade secrets, improvements and other technology of Seller used or held for use exclusively in connection with the Business and all other proprietary and/or confidential information or materials of any kind or character relating to any of the foregoing of Seller used or held for use exclusively in connection with the Business (the "Transferred Technology", and together with the Patents, the Trademarks and the Copyrights, the "Intellectual Property");

            (x) all claims of Seller against third parties relating exclusively to the Transferred Assets or the Assumed Liabilities (as defined in Section 1.4) , including, without limitation, claims in respect of rights under manufacturers' and vendors' warranties, guarantees or similar obligations, claims for past infringement or violation of rights associated with the Intellectual Property and claims of Seller against any third party who damaged or injured, or caused damage or injury to, any portion of the Transferred Assets or Business, but excluding any of the foregoing to the extent relating to (x) the Retained Liabilities (as defined in Section 1.4), (y) the Excluded Assets (as defined in Section 1.2) or (z) Losses (as defined in Section 8.1.1) for which Seller must indemnify Buyer pursuant to Section 8.1.1(iii) provided that with respect to any such Losses in respect of infringements of the Intellectual Property, Seller shall consider in good faith Buyer's reasonable request that Seller cooperate with Buyer (at no cost to Seller and without disruption to Seller's business) in pursuing claims against third parties relating to such Losses; and

         (xi) all goodwill of the Business, including the exclusive right to represent oneself as the successor to the Business, as well as any rights owned by Seller to use the name "Mrs. Butterworth's" in all countries where such name is currently used by Seller as set forth in Schedule 3.10(D).

            1.2 Excluded Assets. Notwithstanding anything to the contrary contained in this Agreement, the parties understand and agree that Seller shall retain all its right, title and interest in and to, and there shall be excluded from the sale, transfer, assignment and delivery to Buyer hereunder, any and all assets or properties not specifically referred to in Section 1.1 (collectively, the "Excluded Assets"), including, without limitation, those assets of Seller set forth below:

            (i) cash, cash equivalents, investments and bank accounts;

            (ii) any shares of any Affiliate (as defined in Section 10.6);

         (iii) any assets, other than the Mrs. Butterworth's brand name, used or held for use by Seller in its business of manufacturing or selling the frozen bakery products, and dough and mixes for bakery products, marketed under the "Mrs. Butterworth's" brand name as set forth on Schedule 1.2(iii) (the "Excluded Business");

            (iv) any rights to the name "Country Crock", "Pennant" or "Bakers Source" (or any derivatives thereof);

            (v) any assets used or held for use by Seller in its business of manufacturing or selling goods, other than pancake and waffle mix formulations, marketed under the "Country Crock" brand name;

            (vi) any assets used or held for use by Seller in its business of manufacturing or selling goods which are not marketed under the "Mrs. Butterworth's" or "Country Crock" brand names;

            (vii) all machinery and equipment and spare parts physically located at Seller's plant at Rochester, New York;

            (viii) any assets set forth on Schedule 1.2 (viii);

            (ix) all accounts and notes receivable, deferred charges, chattel paper and other rights to receive payments (the "Accounts Receivable") arising from the operation of the Business prior to the Closing Date and the Accounts Receivable or other current assets, contracts, books and records, licenses and permits, intellectual property or goodwill to the extent related to or arising from the Excluded Assets, the Excluded Business or the Retained Liabilities;

            (x) all prepayments, deposits, claims for refunds and prepaid expenses relating to the Business (the "Prepaid Expenses");

            (xi) any intercompany receivables owed to Seller by any Affiliate of Seller or any other current intercompany assets of Seller;

            (xii) any assets related to any employee benefit plan in which any employees of Seller or any of its Affiliates participate;

            (xiii) any refunds, claims to refunds or rights to receive refunds from Federal, state, local and foreign taxing authorities with respect to income, net worth, capital, value added, franchise or other taxes measured by or based upon income or profits ("Income Taxes") paid or to be paid by Seller or any of its Affiliates;

            (xiv) any records related to Income Taxes paid or payable by Seller or any of its Affiliates;

            (xv) Seller's corporate charter documents, minute books, stockholder records, stock transfer records, corporate seal and similar corporate records;

            (xvi) such records as relate to the negotiation and consummation of the transactions provided for in this Agreement, including without limitation confidential communications with legal counsel representing Seller and the right to assert the attorney-client privilege with respect to any such communications; and

            (xvii) Seller's rights under this Agreement and any other agreements contemplated hereby.

      1.3 Consents to Certain Assignments. To the extent the sale, conveyance, transfer or assignment of any Contract or Permit requires the consent of any third party, this Agreement shall not constitute an agreement to complete such sale, conveyance, transfer or assignment if such action would constitute a breach or violation of the terms of such Contract or Permit. Except for any consents to assignment related to those Contracts and Permits listed on Schedule
1.3 (the "Material Contracts and Material Permits"), if Seller is unable to obtain the consent to the assignment of any Contract or Permit prior to the Closing Date, the Closing shall nonetheless take place and, thereafter, Seller will take all commercially reasonable steps (not including the payment of consideration) requested by Buyer to secure such consent after the Closing Date or otherwise to transfer or provide to Buyer the benefits of such Contracts or Permits.


      1.4 Assumption of Liabilities. On the Closing Date, Buyer shall assume and thereafter pay, honor and discharge when due and payable all liabilities and obligations of Seller (i) arising under or in respect of the Contracts and Permits after the Closing Date other than by reason of a default occurring on or prior to the Closing Date, (ii) listed as "pre-closing contract liabilities" on
Schedule 3.6(A), (iii) arising out of the conduct of the Business after the Closing Date, (iv) arising under or in respect of the advertising commitments set forth in Schedule 1.4, (v) for trade promotions and consumer promotions planned or committed on or prior to the Closing Date as set forth in

Schedule 1.4 in respect of any and all products of the Business (including, without limitation, the Inventory) sold by Buyer at any time after the Closing Date or (vi) for refunds, adjustments, allowances, exchanges, returns and warranty, merchantability and other claims in respect of the Inventory (collectively, together with the liabilities described in the next two sentences, the "Assumed Liabilities"). Buyer shall assume and thereafter pay, honor and discharge when due and payable all liabilities and obligations of Seller for (i) refunds, adjustments, allowances, exchanges and (ii) returns and
(iii) warranty, merchantability and other claims (excluding product liability and personal injury tort claims) in respect of any and all products of the Business sold by or for Seller at any time on or prior to the Closing Date (collectively, "Product Claims"); provided, that with respect to Product Claims that are received by Buyer during the 60-day period following the Closing Date, Seller shall be responsible for liabilities in excess of $150,000, in the aggregate, payable in respect thereof to the extent such liability is attributable to manufacturing defects or mislabeled products, net of amounts recovered by Buyer through a reworking of such defective or mislabeled product (it being agreed that Buyer will in good faith attempt such a reworking if commercially reasonable). Buyer shall assume and thereafter pay, honor and discharge when due and payable all liabilities and obligations for redemption of coupons planned or committed on or prior to the Closing Date as set forth in
Schedule 1.4 and issued at any time after the Closing Date in respect of any and all products of the Business; provided, that if manufacturer sales to the retail grocery channel of pancake syrup products for the month of December 1996 exceed 250,000 of Seller's standard cases (the number of cases sold in excess of such amount being the "Excess Syrup Sales"), Seller shall reimburse Buyer for an amount equal to (x) $0.50 times (y) the number of bottles in Seller's standard case of pancake syrup times (z) the Excess Syrup Sales; and provided, further, that if manufacturer sales to the retail grocery channel of pancake mix products for the month of December 1996 exceed 60,000 of Seller's standard cases (the number of cases sold in excess of such amount being the "Excess Mix Sales"), Seller shall reimburse Buyer for an amount equal to (x) $0.50 times (y) the number of boxes in Seller's standard case of pancake mix times (z) the Excess Mix Sales. Buyer shall not assume, nor be obligated to pay, honor or discharge, any liabilities or obligations of Seller other than those referred to in the previous three sentences. All liabilities and obligations of Seller, whether accrued, absolute, contingent or otherwise, of any nature whatsoever, whether or not known, due or payable, not constituting Assumed Liabilities, including, without limitation, for trade promotions and consumer promotions described in clause (v) above in respect of any and all products of the Business sold by Seller at any time on or prior to the Closing Date, are referred to herein collectively as the "Retained Liabilities".

      1.5 Purchase Price and Payment. The purchase price for the Transferred Assets is $116,000,000 (the "Purchase Price"), subject to adjustment in accordance with Section 2.5. Buyer will pay to Seller on the Closing Date by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer at least two business days prior to the Closing Date, the Purchase Price plus or minus an estimate prepared by Seller and delivered to Purchaser at least three business days prior to the Closing Date of any adjustment to the Purchase Price under Section 2.5 (the Purchase Price plus or minus such estimate is referred to herein as the "Closing Date Payment").

      1.6 Transfer Taxes. Buyer and Seller shall each pay 50% of all sales, documentary, use, registration, excise and transfer taxes and related fees (including any penalties, interest or additions to such taxes) arising from the transfer of the Transferred Assets or otherwise in connection with this Agreement.

                                   ARTICLE II

               Closing and Post-Closing Purchase Price Adjustment

      2.1 Closing. The closing of the transactions contemplated hereby (the "Closing") shall be held at the offices of Seller at 390 Park Avenue, New York, New York 10022, at 10:00 a.m. on the earliest to occur of: (i) December 31, 1996 if the conditions set forth in Article VI shall have been satisfied (or waived by the applicable party) by such date, or (ii) the third business day after the condition set forth in Section 6.1.8 shall have been satisfied (or waived by the applicable party), if all other conditions set forth in Article VI shall have been satisfied (or waived by the applicable party) by December 31, 1996; provided, that if the condition set forth in Section 6.1.8 shall not have been satisfied (or waived by the applicable party) by January 14, 1996, then the Closing shall not occur before January 31, 1996, or (iii) at such other place or on such other date and time upon which the parties may agree. The date on which the Closing takes place is referred to herein as the "Closing Date". The Closing shall be deemed to be effective as of the close of business on the Closing Date.


      2.2 Deliveries by Seller. At the Closing, Seller shall deliver, or cause its Affiliates to deliver, to Buyer the following duly executed documents:

            (i) assignments in recordable form of the U.S., Canadian and Puerto Rican Patents, Trademarks and Copyrights;

            (ii) an assignment and assumption agreement providing for the assignment to Buyer of the Contracts and the Permits and the assumption by Buyer of the Assumed Liabilities (the "Assignment and Assumption Agreement");

            (iii) a bill of sale covering all other Transferred Assets, but specifically excluding the Excluded Assets;

            (iv) any additional assignments or other instruments reasonably necessary to transfer title to the Transferred Assets to Buyer as contemplated by this Agreement, free and clear of all Liens except Permitted Liens;

            (v) a license agreement in the form of Exhibit A hereto (the "Shared Technology License Agreement");

            (vi) a license agreement in the form of Exhibit B hereto (the "Patent License Agreement");

            (vii) an agreement by Seller to provide certain transition services to Buyer after the Closing Date in the form of Exhibit C hereto (the "Transition Services Agreement");

            (viii) an agreement by Seller to manufacture certain products for Buyer after the Closing Date in the form of Exhibit D hereto (the "Co-Pack Agreement");

            (ix) an agreement by Quest International Flavors & Food Ingredients Company ("Quest") to provide a certain flavor mixture to Buyer after the Closing Date in the form of Exhibit E hereto (the "Flavor Supply Agreement");

            (x) an agreement by Quest to escrow certain flavor formulations for the benefit of Buyer in the form of Exhibit F hereto (the "Flavor Escrow Agreement"); and

            (xi) a legal opinion of Cravath, Swaine & Moore, counsel to Seller, in the form of Exhibit G hereto.

      2.3 Deliveries by Buyer. At the Closing, Buyer shall deliver to Seller the following:

            (i) immediately available funds in an amount equal to the Closing Date Payment in the manner set forth in Section 1.5;

            (ii) a duly executed license agreement in the form of Exhibit H hereto (the "License Agreement");

            (iii) a duly executed Assignment and Assumption Agreement;

            (iv) a duly executed Shared Technology License Agreement;

            (v) the Patent License Agreement;

            (vi) a duly executed Transition Services Agreement; and

            (vii) a duly executed Co-Pack Agreement;

            (viii) a duly executed Flavor Supply Agreement;

            (ix) a duly executed Flavor Escrow Agreement; and

            (x) a legal opinion of Richards & O'Neil, LLP, counsel to Buyer, in the form of Exhibit I hereto.

      2.4 Relocation. Title to the Equipment and Inventory shall pass to Buyer on the Closing Date at the respective locations thereof on the Closing Date. Seller shall, at Seller's cost and expense, disassemble the Equipment and have it packaged and ready to ship after a reasonable period of time following termination of the Co-Pack Agreement. Buyer shall promptly remove the same at its own cost, risk and expense and without interference to Seller's normal operations. Seller shall provide Buyer reasonable access to Seller's facilities for such purpose at reasonable times and upon reasonable notice and will otherwise cooperate with Buyer to permit such prompt removal.

      2.5 Post-Closing Purchase Price Adjustment.

            2.5.1 Closing Date Inventory Statement. Within forty-five (45) days after the Closing Date, Seller shall deliver to Buyer a statement (the "Closing Date Inventory Statement") of the book value of Inventory of the Business as of the close of business on the Closing Date (the "Closing Date Inventory"), determined on a standard cost basis as described in Schedule 2.5.1 and in accordance with the accounting principles, practices, methodologies and policies used in preparation of the Fixed Assets and Inventory Statement (as defined in Section 3.4) but adjusted up or down for actual variances from such standard cost. The book value of Inventory included on the Closing Date Inventory Statement shall reflect a physical count of the Inventory conducted on the Closing Date and shall exclude any Inventory which is not in compliance with the last sentence hereof. The physical count of the Inventory shall be conducted by Seller and its representatives. Buyer and its representatives shall have the right to observe the physical count of the Inventory. After the Closing Date, Buyer at Seller's request shall cause Buyer's employees to assist Seller and its representatives in the preparation of the Closing Date Inventory Statement and shall provide to Seller and its representatives access at all reasonable times to the personnel, properties, books and records of the Business for such purpose. Inventory included on the Closing Date Inventory Statement shall exclude inventories of butter flavors and maple flavors and shall be of a quality, quantity and mix (including shelf life) which is usable and salable at customary gross margins and with customary markdowns consistent in all material respects with past practice in the ordinary course of business, and will not be adulterated, misbranded, mispackaged or mislabeled within the meaning of, or in violation of, the FFDC Act or the Pure FD Laws (each as defined in Section 3.8).

            2.5.2 Objections; Resolution of Disputes. Unless Buyer notifies Seller in writing within forty-five (45) days after Buyer's receipt of the Closing Date Inventory Statement of any objection to the valuation of the Closing Date Inventory set forth therein (the "Notice of Objection"), such valuation shall be final and binding. During such forty-five (45)-day period, Buyer and its representatives shall be permitted to review the working papers of Seller and Seller's accountants relating to the Closing Date Inventory Statement. Any Notice of Objection shall specify in reasonable detail the basis for the objections set forth therein and shall include only objections based on
(i) mathematical errors in the computation of the Closing Date Inventory or (ii) the Closing Date Inventory not having been calculated in accordance with Section 2.5.1, it being the intent of the parties that the Closing Date Inventory Statement shall reflect the change in book value of the Inventory resulting only from the operation of the Business from the Statement Date (as defined in Section 3.4) to the Closing Date. Seller and Buyer acknowledge that (a) the sole purpose of the determination of the Closing Date Inventory is to adjust the Purchase Price so as to reflect the change in book value of the Inventory resulting only from the operation of the Business from the Statement Date to the Closing Date and (b) such change can be measured only if the calculation is done using the same principles, practices, methodologies, and policies at both dates. If Buyer provides such Notice of Objection to Seller within such forty-five
(45)-day period, Buyer and Seller shall, during the forty-five (45)-day period following Buyer's delivery of such Notice of Objection to Seller, attempt in good faith to resolve Buyer's objections. During such forty-five (45)-day period, Seller and its representatives shall be permitted to review the working papers of Buyer and Buyer's accountants relating to the Notice of Objection and the basis therefor. If Buyer and Seller are unable to resolve all such objections within such period, the matters remaining in dispute shall be submitted to the Chicago office of Arthur Andersen LLP (or, if such firm declines to act, to another nationally recognized public accounting firm mutually agreed upon by Buyer and Seller and, if Buyer and Seller are unable to so agree within ten (10) days after the end of such forty-five (45)-day period, then

Buyer and Seller shall each select such a firm and such firms shall jointly select a third firm to resolve the disputed matters) (such determining firm being the "Independent Auditor"). The resolution of disputed items by the Independent Auditor shall be final and binding. The fees and expenses of the Independent Auditor shall be borne equally by Buyer and Seller. After final determination of the Closing Date Inventory Statement, Buyer shall have no further right to make any claims against Seller in respect of any element of the Closing Date Inventory that Buyer raised, or could have raised, in the Notice of Objection.

            2.5.3 Adjustment Payment. Upon final determination of the Closing Date Inventory in accordance with Section 2.5.2, the Purchase Price shall be increased by the amount by which the book value of such final Closing Date Inventory exceeds $2,800,000, or the Purchase Price shall be decreased by the amount by which the book value of such final Closing Date Inventory is less than $2,800,000, as the case may be (the Purchase Price as so increased or decreased is referred to herein as the "Adjusted Purchase Price"). Within ten (10) days after such final determination, (i) if the Closing Date Payment is less than the Adjusted Purchase Price, Buyer shall pay to Seller an amount equal to such shortfall, plus simple interest thereon at the rate of 6% per annum from the Closing Date to the date of payment and (ii) if the Closing Date Payment is more than the Adjusted Purchase Price, Seller shall pay to Buyer an amount equal to such excess, plus simple interest thereon at the rate of 6% per annum from the Closing Date to the date of payment. Any such payment hereunder shall be made by wire transfer of immediately available funds.

      2.6 Allocation of Purchase Price. The purchase price shall be allocated by Seller and Buyer among the Transferred Assets and Assumed Liabilities as agreed to by Buyer and Seller prior to the Closing Date. Seller and Buyer agree to report the allocation of the purchase price among the Transferred Assets and Assumed Liabilities in a manner entirely consistent with such allocation and agree to act in accordance with such allocation in the preparation of published financial statements prepared in accordance with generally accepted accounting principles and filing of all tax returns (including, without limitation, filing Form 8594 with its Federal income tax return for the taxable year that includes the date of the

Closing) and in the course of any tax audit, tax review or tax litigation thereto.

                                   ARTICLE III

                    Representations and Warranties of Seller

      Seller hereby represents and warrants to Buyer as follows:


      3.1 Organization. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York under the name Conopco, Inc. and is authorized to do business as Van den Bergh Foods Company ("VdBF").

      3.2 Authorization. Seller has full corporate power and authority to carry on the Business as now conducted and to own or lease the Transferred Assets owned or leased by it. Seller has full corporate power and authority to execute and deliver this Agreement and all other agreements, certificates and documents contemplated hereby to be executed and delivered by Seller and to consummate the transactions contemplated hereby and thereby. Seller has taken all corporate action required by its Certificate of Incorporation and By-laws to authorize the execution and delivery of this Agreement and all other agreements, certificates and documents contemplated hereby to be executed and delivered by Seller and to authorize the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by Seller and is a legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms. All other agreements, certificates and documents contemplated hereby to be executed and delivered by Seller will on the Closing Date be duly and validly executed by Seller and be legal, valid and binding obligations of Seller, enforceable against it in accordance with their respective terms.

      3.3 No Conflicts or Violations; No Consents or Approvals Required. Neither the execution and delivery of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with or violate any provision of the Certificate of Incorporation or By-laws of Seller, (ii) conflict with or violate any statute, law, rule, regulation, ordinance, order, writ, injunction, judgment or decree applicable to Seller in respect of the Business or to which any of the Transferred Assets is subject, or (iii) conflict with or result in any breach of or constitute a default (or an event that with notice or lapse of time or both would constitute a default) under any agreement or other instrument to which Seller is a party affecting the Transferred Assets or to which any of the Transferred Assets is subject or (iv) result in the creation of any mortgage, pledge, lien, claim, charge or other encumbrance of any kind (collectively, "Liens"), other than Permitted Liens (as defined in Section 3.5) or Liens caused by Buyer or the terms of the Financing (as defined in Section 4.5), on any of the Transferred Assets. Except for (i) approvals required under the HSR Act and
(ii) required consents of other parties to the Contracts and Permits listed in
Schedule 3.3, no notice, declaration, report or other filing or registration with, and no waiver, consent, approval or authorization of, any governmental or regulatory authority or any other person or entity is required to be made or obtained by Seller in connection with the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby.

      3.4 Financial Statements. Attached as Schedule 3.4(A) are the unaudited statement of fixed assets and inventory of the Business at September 30, 1996, and the unaudited statements of sales and incremental operating profits of the Business for the years ended December 31, 1993, 1994 and 1995 and the nine-month period ended September 30, 1996. (The foregoing financial statements are referred to herein collectively as the "Financial Statements"; the unaudited statement of fixed assets and inventory at September 30, 1996, is referred to herein as the "Fixed Assets and Inventory Statement" and September 30, 1996 is referred to herein as the "Statement Date"). The Financial Statements were prepared from the books and records of VdBF relating to the Business, in accordance with the historical accounting principles, practices, methodologies and policies of Seller, consistently applied throughout the periods covered thereby, and fairly present in all material respects, in accordance with such accounting principles, practices, methodologies and policies, the fixed assets and inventory of the Business at September 30, 1996 and the sales and incremental operating profits of the Business for the respective years ended December 31, 1993, 1994 and 1995 and nine-months ended September 30, 1996. The accounting principles of the Seller used in the preparation of the Financial Statements materially differ from United States generally accepted accounting principles as set forth in
Schedule 3.4(B).

      3.5 Title to Transferred Assets. Seller has, and on the Closing Date shall have, good title to the Transferred Assets, free and clear of any Liens other than Permitted Liens. As used herein, the term "Permitted Liens" means and includes (i) Liens for taxes, assessments or governmental charges or levies not yet due and delinquent or being diligently contested in good faith, (ii) statutory Liens of carriers, warehousemen, mechanics, materialmen and the like arising in the ordinary course of business that do not impair in any material respect the conduct of the Business or the use of the Transferred Assets in the manner currently used by Seller and (iii) Liens set forth on Schedule 3.5.

      3.6 Contracts. Schedule 3.6(A) sets forth a list of all Contracts in effect on the date of this Agreement, except for the following which were entered into in the ordinary course of business and which would not individually or in the aggregate have a material adverse effect on the Business or the Transferred Assets taken as a whole: (i) orders for the purchase of raw materials or supplies used in the manufacture of products, in each case with a remaining balance of $100,000 or less and a remaining term of one year or less;
(ii) orders from customers for the purchase of products, in each case with a remaining balance of $100,000 or less and a remaining term of one year or less; and (iii) Contracts listed and described in Schedule 3.10. Seller has delivered or made available to Buyer copies of all written Contracts, and descriptions of the material terms of all oral Contracts, listed on Schedule 3.6(A). Seller and, to Seller's knowledge each other party to each Contract listed on Schedule 3.6(A), is in compliance in all material respects with the terms thereof. To Seller's knowledge each such Contract is in full force and effect on the date of this Agreement. Except as set forth in Schedule 3.6(B), no consent by any third party is required under any of the Contracts set forth on Schedule 3.6(A) as a result of or in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. Except for any Contract listed on Schedule 3.6(C), no Contract contains a covenant not to compete which would limit or restrict Buyer.

      3.7 Conduct of Business Since Statement Date. Except as set forth in
Schedule 3.7, since the Statement Date Seller has conducted the Business only in the ordinary course in a manner consistent with past practice and there has been no material adverse change in the business, assets, liabilities, condition (financial or otherwise) and sales and incremental operating profit of the Business taken as a whole (a "Material Adverse Change"). Since the Statement Date, Seller has not:

            (i) permitted or allowed any of the Transferred Assets to be subjected to any Lien other than Permitted Liens;

            (ii) materially written down or materially written up the value of any Inventory other than in the ordinary course of business;

            (iii) sold, transferred or leased any of the Transferred Assets other than sale of Inventory in the ordinary course of business;

            (iv) made any changes in the customary methods used in operating the Business (including in marketing, selling and pricing practices and policies) other than in the ordinary course of business consistent with past practice, which changes, individually or in the aggregate are or would reasonably be expected to be material to the Business taken as a whole;

            (v) changed any methods of accounting for the Transferred Assets or the Business (other than as contemplated by this Agreement);

            (vi) waived any right of material value under any Material Contract;

            (vii) failed to perform in any material respect any of its obligations, or suffered or permitted to exist and be continuing any material default by it, under any Material Contract; or

            (viii) agreed, whether in writing or otherwise, to take any of the actions set forth in this Section 3.7, other than as contemplated by this Agreement.

      3.8 Compliance with Law and Permits. Except as set forth in Schedule 3.8, to its knowledge, Seller is in compliance in all material respects with all applicable local, state or federal statutes, laws, rules, regulations, orders, ordinances, judgments and decrees of all governmental and regulatory authorities, including, without limitation, the provisions of the Federal Food, Drug and Cosmetic Act, as amended (the "FFDC Act") and the pure food and drug laws of each of the states of the United States into which products of the Business are or have been shipped (the "Pure FD Laws") (collectively, "Laws") relating to the Business or the Transferred Assets and the terms of all Permits and as of the date of this Agreement Seller has not received written regulatory notices or complaints regarding non-compliance by the Business with applicable Laws. All Permits are in full force and effect and no proceedings are pending or, to the knowledge of Seller, threatened that may result in the revocation, cancellation or suspension thereof.

      3.9 Litigation. Except as set forth in Schedule 3.9, no claim, action, suit, proceeding or investigation is pending or, to the knowledge of Seller, threatened before any court, arbitrator, or governmental agency which is reasonably likely to result in a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) and sales and incremental operating profit of the Business taken as a whole or in which any person or entity seeks to prohibit the consummation of the transactions contemplated by this Agreement.

      3.10 Intellectual Property. A true and complete list of all the Patents, the Trademarks and the Copyrights is set forth in Schedule 3.10 (A), (B) and
(C), respectively. Except as set forth in Schedule 3.10, Seller owns all rights to such Patents, Trademarks and Copyrights, free and clear of any Liens other than Permitted Liens, and Seller has not granted to any third party any license or other right with respect to any of the Intellectual Property (except to the extent such grant would be permitted under the License Agreement (it being understood that following the Closing any such grant shall be subject to the terms of the License Agreement)). Except as set forth in Schedule 3.10, the Intellectual Property (together with the rights licensed under the Shared Technology License Agreement and the Patent License Agreement) includes all patents, trademarks, copyrights, know-how and other intellectual property necessary for the operation of the Business as currently conducted; provided, however, that the Intellectual Property does not include any rights to the brand name "Country Crock", "Pennant" or "Bakers Source". Except as set forth in Schedule 3.10, no claim is pending or, to the knowledge of Seller, threatened that Seller's use of the Intellectual Property infringes the patent, trademark or copyright rights of any person or entity and such use of the Intellectual Property does not infringe any such rights. To the knowledge of Seller, no other person or entity is infringing Seller's rights in the Intellectual Property. Each of the applicable Trademark registrations is valid and subsisting in the territory in which such Trademark is registered for use on the Product(s) for which such Trademark is currently being used. All recipes used to prepare the Products are exclusively used in the Business.

      3.11 Taxes. All Federal, state, local and foreign tax returns, reports and declarations of any kind required to be filed by or on behalf of Seller with respect to the Business on or prior to the Closing Date have been or will be timely filed. Except for transfer and similar taxes for which Buyer and Seller are equally liable under Section 1.6, Seller has timely paid or will timely pay all taxes validly imposed on it with respect to the Business which relate to or accrue in any period ending on or prior to the Closing Date and the portion ending on the Closing Date of any period which includes but ends after the Closing Date.

      3.12 Entire Business. The Transferred Assets include all of the properties and assets used or held for use by Seller or any Affiliate of Seller exclusively in connection with the Business, except as set forth in Section 9.2 and in
Schedule 1.2(viii). Except as set forth in Schedule 1.2(viii), the production line Equipment set forth in Schedule 1.1(i)(A) comprises all the material equipment (excluding fixtures) used by Seller at Seller's plant at Olathe, Kansas and necessary for the conduct of the Business in all material respects as currently conducted at Seller's plant at Olathe, Kansas.

      3.13 Brokers and Finders. Seller has not incurred any liability for finder's or similar fees to any finders, brokers, agents or others in connection with the transactions contemplated by this Agreement other than to Morgan Stanley & Co. Incorporated, whose fees and expenses will be borne by Seller.

      3.14 Equipment. The Equipment shall be transferred on an "as is, where is" basis; provided, however, that on the Closing Date, the Equipment, taken as a whole, shall be in good working order and repair (commensurate with age and useful life) sufficient to manufacture the products of the Business theretofore manufactured on such Equipment, in accordance with past practice.

      3.15 Inventory. The Inventory transferred at Closing will be sufficient and adequate in kind and amount for Buyer to operate the Business immediately after the Closing in the ordinary course of business.

                                   ARTICLE IV

                     Representations and Warranties of Buyer

      Buyer hereby represents and warrants to Seller as follows:

      4.1 Organization. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

      4.2 Authorization. Buyer has full corporate power and authority to execute and deliver this Agreement and all other agreements, certificates and documents contemplated hereby to be executed and delivered by Buyer and to consummate the transactions contemplated hereby and thereby. Buyer has taken all corporate action required by its certificate or articles of incorporation and By-laws to authorize the execution and delivery of this Agreement and all other agreements, certificates and documents contemplated hereby to be executed and delivered by Buyer and to authorize the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by Buyer and is a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms. All other agreements, certificates and documents contemplated hereby to be executed and delivered by Buyer will on the Closing Date be duly and validly executed by Buyer and be legal, valid and binding obligations of Buyer, enforceable against it in accordance with their respective terms.

      4.3 No Violations; No Consents or Approvals Required. Neither the execution and delivery of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with or violate any provision of the certificate or articles of incorporation or By-laws of Buyer, (ii) conflict with or violate any statute, law, rule, regulation, ordinance, order, writ, injunction, judgment or decree applicable to Buyer or (iii) conflict with or result in any breach of or constitute a default (or an event that with notice or lapse or time or both would constitute a default) under any agreement or other instrument to which Buyer is a party. Except for approvals required under the HSR Act, no notice, declaration, report or other filing or registration with, and no waiver, consent, approval or authorization of, any governmental or regulatory authority or any other person or entity is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby.

      4.4 Brokers and Finders. There is no investment banker, broker, finder, financial advisor or other intermediary who has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

      4.5 Financing. Buyer has cash available or has existing borrowing facilities or binding firm commitments that together are sufficient to enable it to consummate the transactions contemplated by this Agreement. True and correct copies of any such facilities and commitments have been provided to Seller. The financing required to consummate the transactions contemplated by this Agreement is collectively referred to as the "Financing". As of the date of this Agreement, Buyer has no reason to believe that any of the conditions to the Financing will not be satisfied or that the Financing will not be available on a timely basis for the transactions contemplated by this Agreement.

                                    ARTICLE V

                          Covenants Pending the Closing

      5.1 Conduct of the Business. From and after the date of this Agreement until the Closing Date, Seller shall not, with respect to the Business and the Transferred Assets, except as otherwise agreed to in writing by Buyer, (i) fail to carry on the Business only in the ordinary course in substantially the same manner as currently conducted and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact the Business' relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with the Business, (ii) fail to use commercially reasonable efforts to keep the Business and the Transferred Assets intact and to maintain the goodwill and reputation associated with the Business, (iii) fail to continue its existing practices relating to maintaining the Transferred Assets in their present operating condition and repair (ordinary wear and tear excepted), (iv) fail to replace or commit to replace any Equipment that is destroyed or becomes inoperable as a result of any casualty, loss or damage, (v) fail to maintain the existing registrations for the Trademarks, (vi) make any change in list pricing to trade buyers that would reasonably be expected to cause trade buyers to materially increase forward buying other than in the ordinary course of business consistent with past practice, (vii) take any action to incur or permit or suffer to exist any of the acts, transactions, events or occurrences of the type described in Section 3.7 or (viii) knowingly take any action with the intention of causing any of the representations or warranties of Seller to be untrue.

      5.2 Access. From the date of this Agreement until the Closing Date, Seller shall (i) give to Buyer and its representatives reasonable access during normal business hours and upon reasonable notice to Seller's properties, books, records and Contracts relating to the Business and (ii) furnish to Buyer such documents and information concerning the Business as Buyer from time to time may reasonably request (but Buyer shall promptly reimburse Seller its out-of-pocket costs associated therewith). Nothing contained in this Section 5.2 shall obligate Seller to breach any duty of confidentiality owed to any Person whether such duty arises contractually, statutorily or otherwise.

      5.3 Best Efforts. Each party will use its best efforts (except as otherwise provided in Sections 5.7 and 5.8) to take or cause to be taken all actions and to do or cause to be done all things necessary or appropriate to perform its obligations hereunder, to satisfy the conditions to the Closing, to consummate the transactions contemplated hereby and to comply promptly with all legal requirements that may be imposed on it or any of its Affiliates with respect to the Closing.

      5.4 Other Agreements. At or prior to the Closing, Buyer and Seller (or Buyer and Quest, in the case of the Flavor Supply Agreement and the Flavor Escrow Agreement) shall enter into the License Agreement, the Shared Technology License Agreement, the Patent License Agreement, the Transition Services Agreement, the Co-Pack Agreement, the Flavor Supply Agreement and the Flavor Escrow Agreement.

      5.5 No Shop. From the date of this Agreement until the earlier of (i) the termination of this Agreement pursuant to Section 7.1 and (ii) the Closing Date, Seller shall not, and shall cause its subsidiaries, Affiliates, agents, representatives, and any other person acting on behalf of Seller not to, directly or indirectly solicit, negotiate with respect to, actively facilitate or accept any offers for the purchase or sale of or otherwise transfer the Business or the Transferred Assets (other than sale of Inventory in the ordinary course of business), or otherwise effect any transaction inconsistent with the transactions contemplated hereby or agree to do any of the foregoing, and Seller shall terminate any such existing activities or discussions with any party other than Buyer and its representatives.

      5.6 Tax Certification. At or prior to the Closing, Seller shall furnish to Buyer a certification of Seller's non-foreign status as set forth in Treas. Reg. Sec. 1.1445-2(b).

      5.7 Audited Financials. Seller shall use commercially reasonable efforts to provide to Buyer on or prior to the Closing Date, Statements of Operations of the Business on a fully allocated basis through and including net income ("Statements of Operations") for the years ended December 31, 1994 and 1995 and the nine months ended September 30, 1996, and a Statement of Assets to be Acquired as of September 30, 1996, in each case prepared from the books and records of VdBF relating to the Business in accordance with United States generally accepted accounting principles, together with a report thereon prepared and certified by Coopers & Lybrand LLP ("C&L") (the "Audited Financials"), at Seller's sole cost and expense.

      5.8 Additional Financial Statements. Subsequent to the Closing, Seller shall use commercially reasonable efforts to provide to Buyer, at Buyer's request and at Seller's sole cost and expense:

            (i) by January 15, 1997, unaudited Statements of Operations for the years ended December 31, 1992 and 1993 and the first nine months of 1995; and

            (ii) by March 1, 1997, an unaudited Statement of Operations for each calendar quarter of 1996.

      5.9 Price Waterhouse Re-Audit and Audit and Other Financial Information. Commencing as soon as practicable after the date hereof, Seller shall cooperate in a commercially reasonable manner with Buyer and its accountants, Price Waterhouse LLP ("PW"), so that PW (whose fees and costs shall be borne by Buyer)
(i) may prepare a report and certification (the "PW Re-Audit") of the financial statements that comprise the Audited Financials and (ii) may prepare an audit (the "PW Audit") by March 1, 1997, of a Statement of Assets to be Acquired as of December 31, 1996 and Statements of Operations for the year ended December 31, 1996 and for any period subsequent to December 31, 1996, during which the Business was continued to be owned by Seller, prepared by the Seller from the books and records of VdBF relating to the Business in accordance with United States generally accepted accounting principles, together with a report thereon prepared and certified by PW (the "Additional Financials"), so that (A) the PW Re-Audit of the Audited Financials can be in form, scope and time sufficient for use by Buyer in a Rule 144A Offering Memorandum on or about January 15, 1997 and in any registration statements filed under the Securities Act of 1933 or reports under the Securities Exchange Act of 1934 (collectively, "Public Filings") issued or filed by Buyer on or after such date and (B) the PW Audit of the Additional Financials can be in form, scope and time sufficient for use by Buyer in Public Filings issued or filed by Buyer on or after March 1, 1997. Seller shall also cooperate in a commercially reasonable manner with Buyer so Buyer can obtain information sufficient for Buyer to comply with the requirements for the Management's Discussion and Analysis portion of the Public Filings in comparing the 1996 year, or nine months as the case may be, to 1995 and 1995 to 1994. The foregoing cooperation of Seller shall include but not be limited to (i) compiling the requisite financial information including supplying financial information for purposes of comfort letters in connection with Public Filings,
(ii) granting Buyer and Price Waterhouse LLP full and complete access to the books and records of VdBF and any relevant books and records of affiliated entities and to personnel knowledgeable about such books and records, in each case, to the extent reasonably required by Price Waterhouse LLP for purposes of the PW Re-Audit and the PW Audit, (iii) using commercially reasonable efforts to cause C&L to give full and complete access to its work papers and any other supporting information relating to the Audited Financials and to C&L personnel and (iv) signing customary management representation letters relating to the Audited Financials, the Additional Financials and any comfort letters.

                                   ARTICLE VI

                              Conditions to Closing

      6.1 Conditions to Buyer's Obligation to Close. The obligation of Buyer to purchase the Transferred Assets, assume the Assumed Liabilities and otherwise consummate the transactions contemplated hereby shall be subject to the satisfaction (or waiver by Buyer), at or before the Closing, of the following conditions:

            6.1.1 No Law shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or any governmental or regulatory authority or instrumentality that prohibits the consummation of the transactions contemplated hereby, and no action or proceeding shall be pending by any governmental or regulatory authority or instrumentality seeking the foregoing.

            6.1.2 The required filings under the HSR Act shall have been made and the applicable waiting period shall have expired or been terminated.

            6.1.3 Seller shall have performed in all material respects the obligations required under this Agreement to be performed by it at or prior to the Closing.

            6.1.4 The representations and warranties of Seller contained herein shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date, except that any representation or warranty that by its terms is stated to be true as of a particular date need be true and correct in all material respects only as of such date.

            6.1.5 Seller shall have delivered to Buyer a certificate, dated the Closing Date and signed by an officer of Seller, as to the satisfaction of the conditions set forth in Sections 6.1.3 and 6.1.4.

            6.1.6 Seller shall have obtained the requisite consents to transfer in connection with the Material Contracts and the Material Permits.

            6.1.7 Seller shall have delivered to Buyer the closing documents referred to in Section 2.2.

            6.1.8 Seller shall have delivered to Buyer the Audited Financials.

      6.2 Conditions to Seller's Obligation to Close. The obligation of Seller to sell, transfer and assign the Transferred Assets and otherwise consummate the transactions contemplated hereby shall be subject to the satisfaction (or waiver by Seller), at or before the Closing, of the following conditions:

            6.2.1 No Law shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or any governmental or regulatory authority or instrumentality that prohibits the consummation of the transactions contemplated hereby, and no action or proceeding shall be pending by any governmental or regulatory authority or instrumentality seeking the foregoing.

            6.2.2 The required filings under the HSR Act shall have been made and the applicable waiting period shall have expired or been terminated.

            6.2.3 Buyer shall have performed in all material respects the obligations required under this Agreement to be performed by it at or prior to the Closing.

            6.2.4 The representations and warranties of Buyer contained herein shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date, except that any representation or warranty that by its terms is stated to be true as of a particular date need be true and correct in all material respects only as of such date.

            6.2.5 Buyer shall have delivered to Seller a certificate, dated the Closing Date and signed by an officer of Buyer, as to the satisfaction of the conditions set forth in Sections 6.2.3 and 6.2.4.

            6.2.6 Buyer shall have delivered to Seller the closing documents referred to in Section 2.3.

                                   ARTICLE VII

                                   Termination

      7.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

            (i) by mutual consent of Buyer and Seller;

            (ii) by Seller if it is not in breach of this Agreement and any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by Seller;

            (iii) by Buyer if it is not in breach of this Agreement and any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by Buyer;

            (iv) by either of the parties if it is not in breach of this Agreement and if the Closing shall not have occurred by the Termination Date (as defined below); or

            (v) by either of the parties if any governmental authority having competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or the other agreements contemplated hereby, and such order, decree, ruling or other action shall have become final and non-appealable.

"Termination Date" shall mean:

            (i) if any condition set forth in Article VI other than Section
      6.1.8 shall not have theretofore been satisfied (or waived by the applicable party), December 31, 1996; or

            (ii) if all of the conditions set forth in Article VI other than
      Section 6.1.8 shall have been
      satisfied (or waived by the applicable party) on or before December 31, 1996, March 15, 1997;

provided, that if any such condition is satisfied after December 31, 1996 but before notice of termination is duly given by either party, then the failure to satisfy such condition on December 31, 1996 shall not be a basis for termination of this Agreement.

      7.2 Effect of Termination. Upon termination of this Agreement, the undertakings of the parties set forth herein shall forthwith be and become of no further force and effect; provided, however, that this Section 7.2 and Sections
9.4 and 10.1 and rights and remedies for any breaches of this Agreement prior to its termination shall survive any such termination. Nothing in this Section 7.2 shall be deemed to release either party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of either party to compel specific performance by the other party of its obligations under this Agreement.

                                  ARTICLE VIII

                                 Indemnification

      8.1 Obligation of Parties to Indemnify.

            8.1.1 Indemnification by Seller. Subject to the limitations set forth in Section 8.3, Seller shall indemnify, defend and hold harmless Buyer and its Affiliates from and against any and all claims, losses, damages, liabilities, deficiencies, obligations or expenses, including without limitation reasonable legal fees and expenses (collectively, "Losses"), but net of any insurance recoveries or tax benefits actually received by Buyer and its Affiliates because of such Losses, arising or resulting from any of the following:

            (i) the failure of Seller to pay or otherwise discharge when due and payable the Retained Liabilities;

            (ii) the non-fulfillment or non-performance by Seller of any agreement or covenant of Seller hereunder;

            (iii) the inaccuracy of any representation or breach of any warranty made by Seller herein or by Quest in Section 1.02 of the Escrow Agreement; and

            (iv) the conduct of the Business or the ownership of the Transferred Assets on or prior to the Closing Date, except to the extent such Loss constitutes or arises out of an Assumed Liability.


            8.1.2 Indemnification by Buyer. Subject to the limitations set forth in Section 8.3, Buyer shall indemnify, defend and hold harmless Seller and its Affiliates from and against any and all Losses, but net of any insurance recoveries or tax benefits actually received by Seller and its Affiliates because of such Losses, arising or resulting from any of the following:

            (i) the failure of Buyer to pay or otherwise discharge when due and payable the Assumed Liabilities;

            (ii) the non-fulfillment or non-performance by Buyer of any agreement or covenant of Buyer hereunder;

            (iii) the inaccuracy of any representation or the breach of any warranty made by Buyer herein; and

            (iv) the conduct of the Business or the ownership of the Transferred Assets after the Closing Date.

      8.2 Indemnification Procedure for Third Party Claims. If any party (the "Indemnified Party") receives written notice of the commencement of any action or proceeding or the assertion of any claim by a third party or the imposition of any penalty or assessment for which indemnity may be sought under this
Article VIII (a "Third Party Claim"), and such Indemnified Party intends to seek indemnity pursuant to this Article VIII, the Indemnified Party shall promptly provide the other party (the "Indemnifying Party") with notice of such Third Party Claim. The Indemnifying Party shall be entitled to participate in or, at its option, assume the defense, appeal or settlement of such Third Party Claim. Such defense or settlement shall be conducted through counsel selected by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld or delayed, and the Indemnified Party shall fully cooperate with the Indemnifying Party in connection therewith. In the event that the Indemnifying Party fails to assume the defense or settlement of any Third Party Claim within twenty (20) days after receipt of notice thereof from the Indemnified Party, the Indemnified Party shall have the right to undertake the defense, appeal or settlement of such Third Party Claim at the expense and for the account of the Indemnifying Party. The Indemnifying Party shall not settle any Third Party Claim the defense or settlement of which is controlled by it without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld or delayed), unless the terms of such settlement or compromise release such Indemnified Party from any and all liability with respect to such Third Party Claim.

      8.3 Limitations on Indemnification. Notwithstanding the foregoing provisions of this Article VIII, (i) neither party shall be responsible, pursuant to Section 8.1.1(iii) or 8.1.2(iii), for any indemnifiable Losses suffered by the other party arising out of inaccuracies in the representations or breaches of warranties of such other party herein unless a claim therefor is asserted in writing (A) with respect to the representation and warranty set forth in Section 3.10, on or prior to the fourth anniversary of the Closing Date, (B) with respect to the representation and warranty set forth in Section 3.11, on or prior to the expiration of the applicable statute of limitations,
(C) with respect to all other representations and warranties (other than those set forth in Sections 3.1, 3.2, 4.1 or 4.2) on or prior to the eighteen month anniversary of the Closing Date, and (D) with respect to the representations and warranties set forth in Sections 3.1, 3.2, 4.1 or 4.2, at any time after the Closing Date, failing which such claim shall be waived and extinguished, (ii) neither party shall be liable, pursuant to Section 8.1.1(iii) or 8.1.2(iii), for any Losses suffered by the other party arising out of inaccuracies in the representations or breaches of warranties herein unless the aggregate amount of such Losses exceeds $1,000,000.00, and then only to the extent of any such excess, and (iii) the aggregate liability of either party hereunder, pursuant to
Section 8.1.1(iii) or 8.1.2(iii), for Losses suffered by the other shall in no event exceed fifty percent (50%) of the Closing Date Payment (as adjusted pursuant to Section 2.5).

            8.4 Tax Considerations. Notwithstanding any other provision of this
Article VIII, neither Buyer nor Seller shall be required to alter any tax positions or elections it would otherwise take or make in order to reduce the amount of indemnifiable Losses under Section 8.1.1 or Section 8.1.2, as the case may be.

                                   ARTICLE IX

                              Additional Agreements

      9.1 Covenant Not to Compete. For a period of three (3) years from and after the Closing Date, Seller and its Affiliates will not engage, or have any ownership interest in any corporation, partnership or other business entity that engages, directly or indirectly, in the manufacture or sale in the United States of America, Canada or Puerto Rico of any pancake syrup or pancake or waffle mix products except pursuant to the Co-Pack Agreement, the Flavor Supply Agreement and the Transition Services Agreement; provided, however, that (i) Seller and its Affiliates may own as an investment, directly or indirectly, securities of any corporation or other entity which are publicly traded if Seller and its Affiliates do not, directly or indirectly, beneficially own in the aggregate five percent (5%) or more of the outstanding shares of such entity; and (ii) Seller and its Affiliates may have an ownership interest otherwise proscribed by this Section 9.1 if such interest arises as a result of the acquisition of a business entity not principally engaged in activities proscribed by this Section 9.1.

      9.2 Certain Services and Benefits Provided by Affiliates. Buyer acknowledges that the Business currently receives from Affiliates certain administrative and corporate services and benefits, including without limitation: computer and information processing services; accounting and payroll services; environmental, safety and engineering services; treasury services (including banking, insurance administration, taxation and internal audit); legal services; and travel services. Buyer further acknowledges that all such services and benefits shall cease, and any agreement in respect thereof other than the Transition Services Agreement shall terminate, with respect to the Business as of the Closing Date.

      9.3 Seller's Access to Information. After the Closing Date, Buyer shall grant to Seller such access to financial records and other information in Buyer's possession related to Seller's conduct of the Business on or prior to the Closing Date and such cooperation and assistance as shall be reasonably required to enable Seller to complete its financial reports and tax returns for any period ending on or prior to or including the Closing Date. In the event that any tax return of Seller for any such period becomes the subject of any audit or investigation, Buyer shall give Seller all reasonable cooperation, access and assistance as needed during normal business hours with respect to books and records and other financial data included in the Transferred Assets to enable Seller to defend any such audit or investigation. Buyer will, for a period equal to the applicable statute of limitations plus any extensions granted in respect thereof plus any additional time during which Seller advises Buyer that there is an ongoing tax audit or investigation with respect to such periods, keep such materials reasonably accessible and not destroy or dispose of such materials without the written consent of Seller. Seller shall promptly reimburse Buyer for Buyer's reasonable out-of-pocket expenses associated with requests made by Seller under this Section 9.3, but no other charges shall be payable by Seller to Buyer in connection with such requests.

      9.4 Public Announcements. Neither party will issue any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written approval of the other party, except as may be required by applicable Laws.

      9.5 Termination of Insurance. Buyer acknowledges that Seller's insurance coverage for the Transferred Assets shall terminate as of the Closing Date.

      9.6 Confidentiality. Seller shall keep confidential, and cause its Affiliates to keep confidential, all information relating to the Business, except as required by law or administrative process and except for information which is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this Section 9.6. The covenant set forth in this Section 9.6 shall terminate five (5) years after the Closing Date.

      9.7 Further Assurances. After the Closing, each party shall take such further actions and execute such further documents as may be necessary or reasonably requested by the other party in order to effectuate the intent of this Agreement and to provide such other party with the intended benefits of this Agreement.

                                    ARTICLE X

                                  Miscellaneous

      10.1 Expenses. Each of the parties hereto shall pay its own legal, accounting and other fees and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant hereto and the consummation of the transactions contemplated hereby and any other costs and expenses incurred by such party, except as otherwise expressly set forth herein.

      10.2 Notices. Any notice or other communication given under this Agreement shall be in writing and shall be (i) delivered personally; (ii) sent by documented overnight delivery service; (iii) sent by facsimile transmission, provided that a confirmation copy thereof is sent no later than the business day following the day of such transmission by documented overnight delivery service or first class mail, postage prepaid (certified or registered mail, return receipt requested); or (iv) sent by first class mail, postage prepaid (certified or registered mail, return receipt requested). Such notice shall be deemed to have been duly given (i) on the date of delivery, if delivered personally; (ii) on the business day after dispatch by documented overnight delivery service, if sent in such manner; (iii) on the date of facsimile transmission, if so transmitted; or (iv) on the fifth business day after sent by first-class mail, postage prepaid, if sent in such manner. Notices or other communications shall be directed to the following addresses:

      Notices to Seller:

            Conopco, Inc.
            390 Park Avenue
            New York, New York 10022

            Attention:  Secretary

            with copies to:

            Unilever United States, Inc.
            390 Park Avenue
            New York, New York 10022-4698

            Attention:  General Counsel

            Cravath, Swaine & Moore
            Worldwide Plaza
            825 Eighth Avenue
            New York, New York 10019

            Attention:  James M. Edwards, Esq.

      Notices to Buyer:

            MBW Acquisition Corp.
            c/o Dartford Partnership L.L.C.
            801 Montgomery Street; Suite 400
            San Francisco, CA 94133

            Attn:  Ray Chung

Either party may, by notice given in accordance with this Section 10.2, specify a new address for notices under this Agreement.

      10.3 Entire Agreement; No Third Party Beneficiaries; Amendment; Waiver. This Agreement and the exhibits and schedules annexed hereto and the Confidentiality Agreement dated August 12, 1996 between Buyer and Seller's parent corporation, Unilever United States, Inc., (a) constitute the entire understanding between the parties with respect to the subject matter hereof, and supersede all other understandings and negotiations with respect thereto and (b) except as provided in Article VIII, are not intended to confer upon any person or entity other than the parties hereto and their successors and permitted assigns any rights or remedies hereunder. This Agreement may be amended only in a writing signed by both parties hereto. Any provision of this Agreement may be waived only in a writing signed by the party to be charged with such waiver. No course of dealing between the parties shall be effective to amend or waive any provision of this Agreement.

      10.4 Severability. In the event that any provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any jurisdiction, such provision shall be ineffective as to such jurisdiction to the extent of such invalidity, illegality or unenforceability without invalidating or affecting the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

      10.5 Assignment. This Agreement may not be assigned in whole or in part by either party without the prior written consent of the other party. Notwithstanding the foregoing, Buyer may assign or delegate its rights, obligations or liabilities under this Agreement in whole or in part (i) to any purchaser of all or substantially all of the Business, (ii) to a subsidiary of Buyer so long as that in such event, Buyer shall remain fully liable for the fulfillment of all such obligations and (iii) as security to its lenders in respect of the Financing (or as collateral security in connection with any other financing so long as the proceeds thereof are used for businesses of or acquisitions by Buyer, its successors or its subsidiaries) if so requested, provided, however, that in the event of any such assignment of this Agreement, Buyer shall notify Seller of such assignment within two business days thereof.

      10.6 Affiliates. For purposes of this Agreement, an "Affiliate" of any party means any person or entity controlling, controlled by or under common control with such party and, in the case of Seller, shall include Unilever N.V., Unilever PLC or any entity a majority of the voting shares of which is owned directly or indirectly by Unilever N.V. or Unilever PLC or both of them together.

      10.7 Governing Law. This Agreement shall be governed by the laws of the State of New York, applicable to agreements made and to be performed entirely therein.

      10.8 Jurisdiction. Except as otherwise provided in Section 2.5.2 hereof, each party irrevocably agrees that any legal action, suit or proceeding against either of them with respect to its obligations or liability under or arising out of or in connection with this Agreement may be brought only in the United States District Court for the Southern District of New York or, if such court does not have jurisdiction, the state courts of New York located within New York County, and hereby irrevocably accepts and submits to the exclusive jurisdiction of the aforesaid courts in personam, with respect to any such action, suit or proceeding.

      10.9 Service of Process. Each of the parties hereto irrevocably consents to the service of any and all legal process, summonses, notices and other documents which may be served in any action, suit or proceeding referred to in
Section 10.8 above in the United States District Court for the Southern District of New York or the state courts of New York located in New York County, which service may be made by mailing a copy of such process by certified or registered mail, postage prepaid, to the party to be served at its address as provided in
Section 10.2 hereof, with such service to be effective upon receipt.

      10.10 Captions. The captions in this Agreement are for purposes of reference only and shall not limit or otherwise affect the interpretation hereof.

      10.11 Defined Terms. References to defined terms in the singular shall include the plural and references to defined terms in the plural shall include the singular.

      10.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      10.13 Bulk Sales Law. Buyer hereby waives compliance with the provisions of all applicable bulk sales Laws.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                                        CONOPCO, INC.


                                        By:/s/ Mart Laius
                                           -----------------------------
                                           Name:  Mart Laius
                                           Title: Vice President

                                        MBW ACQUISITION CORP.


                                        By:/s/ James B. Ardrey
                                           -----------------------------
                                           Name:  James B. Ardrey
                                           Title: Executive Vice
                                                   President

                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

      FIRST AMENDMENT made this 31st day of December, 1996, to the ASSET PURCHASE AGREEMENT made the 18th day of December, 1996, between CONOPCO, INC., a corporation organized under the laws of New York ("Seller"), and MBW FOODS INC. (f/k/a MBW ACQUISITION CORP.), a corporation organized under the laws of Delaware ("Buyer").

      WHEREAS Seller and Buyer have previously entered into the Asset Purchase Agreement pursuant to which Seller has agreed to sell and Buyer has agreed to purchase certain assets of Seller; and

      WHEREAS Seller and Buyer wish to amend the Asset
Purchase Agreement as set forth herein;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, Seller and Buyer hereby agree as follows:

                                    ARTICLE I

                                   Amendments

      1.1 Amendment of Schedules. The Asset Purchase Agreement is hereby amended by deleting Schedule 3.4(A) thereto and replacing it with Schedule 3.4(A) hereto.

                                   ARTICLE II

                                  Miscellaneous

      2.1 Governing Law. This First Amendment shall be governed by the laws of the State of New York, applicable to agreements made and to be performed entirely therein.

      2.2 Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      2.3 Full Force and Effect. Except as specifically amended hereby, the Asset Purchase Agreement shall continue in full force and effect in accordance with the provisions thereof. As used therein, the terms "Agreement", "herein", "hereunder", "hereinafter", "hereto", "hereof", and words of similar import shall, unless the context otherwise requires, refer to the Asset Purchase Agreement as amended hereby. Any reference in any document to the Asset Purchase Agreement shall be deemed to be a reference to the Asset Purchase Agreement as amended hereby.

      IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first set forth above.


                                        CONOPCO, INC.


                                        By:/s/ Mart Laius
                                           -----------------------------
                                           Name:  Mart Laws
                                           Title: Vice President


                                        MBW FOODS INC.


                                        By:/s/ Ray Chung
                                           -----------------------------
                                           Name:  Ray Chung
                                           Title: Executive Vice
                                                   President

                                                              Exhibit A to Asset
                                                              Purchase Agreement

            SHARED TECHNOLOGY LICENSE AGREEMENT (the "Agreement"), dated as of December 31, 1996, between CONOPCO, INC., a New York corporation ("Licensor"), and MBW FOODS INC. (f/k/a MBW ACQUISITION CORP.), a Delaware corporation ("Licensee").

            WHEREAS Licensor and Licensee have entered into an Asset Purchase Agreement dated as of December 18, 1996 (the "Asset Purchase Agreement"), providing for, among other things, the sale by Licensor of certain of its assets to Licensee; and

            WHEREAS, pursuant to Section 5.4 of the Asset Purchase Agreement, Licensor and Licensee have agreed to enter into a Shared Technology License Agreement pursuant to which Licensor shall grant certain rights in certain technology owned by Licensor to Licensee on the terms and conditions set forth herein.

            NOW,THEREFORE, in consideration of the mutual covenants and undertakings contained herein, the parties hereto agree as follows:

            1. Interpretation. Capitalized terms used herein and not defined herein shall have the meanings assigned such terms in the Asset Purchase Agreement.

            2. License. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a nonexclusive, perpetual and royalty-free right and license to use, in connection with Licensee's operation of the Business, any proprietary and/or confidential trade secrets, know-how, processes and other technology of Licensor used or held for use by Licensor in connection with the Business prior to the Closing Date other than the Transferred Technology (the "Licensed Technology").

      Nothing herein shall be construed as creating any joint venture, partnership, or agency relationship between the parties hereto. Neither party hereto may make any commitment, or settle any claim for or on behalf of the other party without such other party's express written consent.

            3. Infringements. Licensee shall notify Licensor of any infringement by third persons of the Licensed Technology that may come to Licensee's attention. Licensor shall have the sole right to determine what action, if any, shall be taken to remedy such infringements, which action shall be taken at Licensor's expense.

            4. Notices. Any notice or other communication given under this Agreement shall be in writing and either shall be (i) delivered personally; (ii) sent by documented overnight delivery service; (iii) sent by facsimile transmission, provided that a confirmation copy thereof is sent no later than the business day following the day of such transmission by documented overnight delivery service or first class mail, postage prepaid (certified or registered mail, return receipt requested); or (iv) sent by first class mail, postage prepaid (certified or registered mail, return receipt requested). Such notice shall be deemed to have been duly given (i) on the date of delivery, if delivered personally; (ii) on the business day after dispatch by documented overnight delivery service, if sent in such manner; (iii) on the date of facsimile transmission, if so transmitted; or (iv) on the fifth business day after sent by first-class mail, postage prepaid, if sent in such manner. Notices or other communications shall be directed to the following addresses:

            Notices to Licensor:

            Conopco, Inc.
            390 Park Avenue
            New York, New York 10022

            Attention:  Company Secretary

            Notices to Licensee:

            MBW Foods Inc.
            c/o Dartford Partnership L.L.C.
            801 Montgomery Street; Suite 400
            San Francisco, CA 94133

            Attention:  Ian R. Wilson

            5. Assignment. This Agreement may not be assigned in whole or in part by Licensee without the prior written consent of Licensor; provided, however, that Licensee may assign, in whole or in part, its rights and obligations under this Agreement (i) to any party that acquires all or any part of the Business and (ii) as security to its lenders in respect of the Financing (or as collateral security in connection with any other financing so long as the proceeds thereof are used for businesses of or acquisitions by Licensee, its successors or its subsidiaries) if so requested, provided, however, that in the event of any such assignment of this Agreement, Licensee shall notify Licensor of such assignment within two business days thereof. This Agreement may be assigned by Licensor without Licensee's consent.

            6. Governing Law. This Agreement shall be governed by the laws of the State of New York, without regard to conflicts of laws principles.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names by their duty authorized representatives.


                                        CONOPCO, INC.


                                        By___________________________
                                          Name:
                                          Title:


                                        MBW FOODS INC.

                                        By___________________________
                                          Name:
                                          Title:

                                                              Exhibit B to Asset
                                                              Purchase Agreement

            THIS LICENSE AGREEMENT effective on the 31st day of December 1996 (this "Agreement") is by and between CONOPCO, INC., having a principal place of business at 390 Park Avenue, New York, NY 10022 (hereinafter "CONOPCO") and UNILEVER PLC, an English company whose Head Office is at Unilever House, Blackfriars, London EC4, England (hereinafter "PLC") (hereinafter collectively "CONOPCO/PLC") and MBW FOODS INC. (f/k/a MBW ACQUISITION CORP.), a Delaware corporation (hereinafter "Purchaser").

            WHEREAS CONOPCO is the owner through its Thomas J. Lipton division of the entire right, title and interest in and to Cirigiano, et al., US Patent No. 4,756,919 entitled "Acid Preservation Systems For Food Products", and PLC is the owner of corresponding Canadian Patent No. 1,283,800 (hereinafter the "Licensed Patents");

            WHEREAS CONOPCO and Purchaser have entered into an Asset Purchase Agreement dated December 18, 1996 for the purchase of certain assets relating to the Mrs. Butterworth's pancake syrup and pancake and waffle mix business from CONOPCO;

            WHEREAS, in connection with the Purchase Agreement, Purchaser wishes to receive an exclusive license in the field of use limited to pancake syrups under the Patents solely to enable it to practice in the field of pancake syrups; and

            WHEREAS, CONOPCO wishes to retain exclusive rights under the Licensed Patents in all fields of use other than table syrups.

            NOW, THEREFORE, in consideration of the mutual promises contained herein and in the Purchase Agreement, the sufficiency as consideration of which is hereby acknowledged, the parties hereby agree as follows:

            SECTION 1. Grant. CONOPCO/PLC hereby grants Purchaser a royalty free, fully paid up, exclusive license, even as to CONOPCO/PLC, under the Licensed Patents to make, use, sell, offer to sell and import products in the field of use limited to pancake syrups. This exclusive license for the field of pancake syrups shall likewise apply to any reissues or reexaminations of the Licensed Patents.

            SECTION 2. Title. CONOPCO warrants that it is the owner through its Thomas J. Lipton Division of Cirigiano, et al. US Patent No. 4,756,919. PLC warrants that it is the owner of corresponding Canadian Patent No. 1,283,800.

            SECTION 3. Term. The license granted by Section 1 hereof with respect to each Licensed Patent shall extend for the period during which such Licensed Patent is in force.

            SECTION 4. Assignment. This exclusive license in the field of use limited to pancake syrups may be assigned by Buyer.

            SECTION 5. Independent Contractors. The parties hereto intend by this Agreement to enter into a license agreement only and shall not in any way be deemed to establish any other relation between them. Neither CONOPCO nor PLC nor buyer shall be considered a partner, joint venturer, agent or other representative of the other for any purpose whatsoever and neither shall hold itself out as such. Neither Buyer nor CONOPCO nor PLC and no employee, officer, director or agent of any of them shall hold themselves out as an agent of the other party.

            SECTION 6. Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision had never been contained herein and such provision shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

            SECTION 7. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all other prior agreements, understandings and negotiations, both written and oral, between the parties with respect hereto, except for the Purchase Agreement.

            SECTION 8. Amendment; Waiver. This Agreement may be amended only in a writing signed by all parties hereto. Any provision of this Agreement may be waived only in a writing signed by the party to be bound by such waiver. No course of dealing between the parties should be effective to amend or waive any provision of this Agreement.

            SECTION 9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                                        CONOPCO, INC.,


                                          by
                                            _______________________________
                                            Name:
                                            Title:


                                        UNILEVER PLC,


                                          By
                                            _______________________________
                                            Name:
                                            Title:


                                        MBW FOODS INC.,


                                          By_________________________________
                                            Name:
                                            Title:

                                                              Exhibit C to Asset
                                                              Purchase Agreement

                          TRANSITION SERVICES AGREEMENT

      This Transition Services Agreement ("Agreement"), is made as of December 31, 1996, by and between Conopco, Inc., a New York company acting through its division, Van den Bergh Foods Company, ("VDB"), and MBW Foods Inc. (f/k/a MBW Acquisition Corp.), a Delaware corporation ("Buyer").

                              W I T N E S S E T H:

      WHEREAS, pursuant to an Asset Purchase Agreement, dated as of December 18, 1996 (the "Purchase Agreement"), between Conopco and Buyer, Conopco has agreed to sell to Buyer the assets of the Business, as defined in the Purchase Agreement; and

      WHEREAS, it is a condition to Buyer's obligations under the Purchase Agreement that VDB and Buyer enter into this Agreement;

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which the parties acknowledge, VDB and Buyer, intending to be bound legally, agree as follows:

      I. Definitions. Capitalized terms that are not otherwise defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement.

      II. Transition Services. During the term of this Agreement as set forth in
Section 6 (the "Transition Period"), VDB shall provide, or cause its Affiliates to provide, to Buyer or its designated Affiliates, the services set forth on Annex A, in the manner and at a level of service generally consistent with that provided by VDB, or its Affiliates, to the Business immediately preceding the date of this Agreement, it being acknowledged by Buyer that the Lipton and Van den Bergh Foods divisions of Conopco, Inc. are being merged.

      III. Payment. For the services rendered under this Agreement, Buyer will pay VDB fees as set forth in Annex B hereto, reduced for any partial weeks during which Buyer receives such services on a pro rata basis by multiplying the price specified in Annex B by a ratio determined as follows: the numerator of such ratio shall equal the actual number of Business Days during which Buyer receives services during the partial week and the denominator shall equal five.

      IV. Cash Advances. As an advance for estimated collection of sales during a period, VDB will make cash advances by wire transfer ("Cash Advances") to Buyer, beginning January 31, 1997. The Cash Advances will be $1,000,000 on January 31, 1997, and $500,000 on the 15th and 30th of each subsequent month until the termination of the Transition Services Agreement.

      V. Reconciliation and Net Payment. From the Closing Date, at the end of each calendar month of the Transition Period, VDB will prepare a reconciliation (the "Reconciliation"), with supporting documentation as Buyer reasonably requests, of all payments required of VDB and Buyer to each other under this Agreement, including, without limitation, fees and cost reimbursement for services provided by VDB pursuant to this Agreement. From the Reconciliation, a determination of the net payment required, after adjusting for Cash Advances made during that month (the "Net Payment"), for that and the appropriate payee under this Agreement (i.e., to VDB or to Buyer) shall be made by VDB. Any Net Payment from VDB will be due 15 days following the end of each calendar month for which month payment is due. Any Net Payment from Buyer will be on the later of the 15th day following the end of each calendar month and 5 days after receipt by Buyer of the Reconciliation. Within 15 days of delivery of the Reconciliation to Buyer, either party may object to the calculation of the Reconciliation. Unresolved objections shall be resolved pursuant to Section 13 hereof.

      VI. Term of Agreement. The term of this Agreement shall commence on the Closing Date and shall continue for a period ending on the earlier of 6 months from the Closing Date or as to any services such date on which Buyer specifies, pursuant to Section 7 below, that such services shall terminate; provided, however, that Buyer will to the extent reasonably practicable make a good faith effort to cease using all services under this Agreement by five months from the Closing Date.

      7. Partial Termination. Any or all of the services provided by a party under this Agreement are terminable by Buyer on 10 days prior written notice to VDB except as provided in Section I.C on Annex A hereto relating to brokers. Any such termination shall be final as to the services terminated.

      8. Assignment. This Agreement shall not be assignable in whole or in part by any party without the prior written consent of the other party, except that Buyer may assign its rights under this Agreement to (A) any purchaser of all or substantially all of Buyer's business in respect of the Products, (B) to any of Buyer's Affiliates so long as that in such event Buyer shall remain fully liable for the fulfillment of all such obligations and (C) as security to Buyer's lenders in respect of the Financing or as collateral security in connection with any other financing so long as the proceeds thereof are used for businesses of, or acquisitions by, Buyer, its successors or subsidiaries, if so requested; provided, however, that in the event of any such assignment of this Agreement, Buyer shall notify Seller of such assignment within two business days thereof.

      9. Indemnification. Buyer hereby agrees to indemnify, defend and hold harmless VDB from and against any and all claims, losses, demands, costs, or liabilities, including reasonable attorneys' fees, resulting from or in connection with third party claims arising from VDB's performance of the services hereunder, unless such third party claims are due from VDB's gross negligence or willful misconduct in performing the services. Such indemnification shall survive the termination of this Agreement. Promptly upon receipt by VDB of notice of the assertion of any third party claim in respect to which indemnity may be sought against Buyer pursuant to this Section 9, VDB shall notify Buyer in writing thereof; but the omission to so notify Buyer will not relieve Buyer from any liability which it may have to VDB under this Section 9, except to the extent such failure to so notify materially prejudices the ability of Buyer to defend against such action. In defending against the claim, Buyer shall have the right to employ counsel of its own choosing and shall at all times have the power to direct the defense against the claim. VDB shall provide such assistance and cooperation, at Buyer's cost, as Buyer may reasonably request in connection with the defense of any claim with respect to which indemnity may be sought against Buyer pursuant to this Section 9.

      10. Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its provisions concerning conflicts or choice of law. The parties consent to the nonexclusive jurisdiction of the U.S. Federal Court situated in the Southern District of New York for the resolution of any disputes as to the construction of this Agreement.

      11. Force Majeure. Neither party shall be considered in default in the performance of its obligations under this Agreement to the extent that its performance of such obligations is prevented or delayed by any cause beyond its reasonable control, including but not limited to strikes, labor disputes, civil disturbances, rebellion, invasion, epidemic, hostilities, war, embargo, natural disaster, acts of God, fire, sabotage, loss and destruction of property, changes in laws, regulations or orders, other events or situations which the party was unable to prevent or overcome despite the exercise of due diligence.

      12. Confidentiality. Any and all information disclosed by one party to the other in connection with the performance of services under this Agreement, whether disclosed in writing, orally or visually, is considered confidential information, unless such information falls within the exceptions set forth below (hereinafter any and all such information shall be collectively referred to as "Confidential Information"). Each party agrees to disclose to the other party only such of its Confidential Information as may be reasonably necessary to provide the services contemplated hereunder. The recipient of Confidential Information agrees that Confidential Information disclosed to it hereunder shall be retained in confidence in the same manner used to protect its own confidential information and shall not be disclosed to others or used for purposes other than pursuant to this Agreement. Confidential Information shall not include any information which, in the form disclosed by the disclosing party, (a) was publicly available at the time of disclosure by the disclosing party; (b) became publicly available after disclosure by the disclosing party through no fault of the recipient; (c) was in the recipient's possession prior to disclosure by the disclosing party, as evidenced by the recipient's written record, and was not the subject of an earlier confidential relationship with the disclosing party; or (d) was rightfully acquired by the recipient after disclosure by the disclosing party from a third party who was lawfully in possession of the information and was under no obligation to the disclosing party to maintain its confidentiality. After termination of the Agreement, or at any other time requested by the disclosing party, the recipient shall return or destroy, at the disclosing party's direction, all documents, samples or other materials embodying Confidential Information, and shall retain no copies thereof.

      13. Dispute Resolution. VDB and Buyer agree that, in the event that there is a disagreement with regard to unresolved objections to the Reconciliation, senior management of the parties will meet and negotiate in good faith in an attempt to resolve the dispute. In the event that the parties are unable to resolve the dispute within 30 days from the date of written notice of disagreement, either party may submit the dispute to binding arbitration, which shall be conducted as follows: (i) the arbitration panel shall be composed of three arbitrators, one appointed by VDB, one appointed by Buyer and one chosen by the arbitrators appointed by VDB and Buyer; provided, however, the third arbitrator shall be an independent third party knowledgeable in accounting and administration and mutually satisfactory to VDB and Buyer; (ii) the arbitrators, in conducting such arbitration, shall have access to all relevant documents and records of the parties; (iii) the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules") in effect on the date such arbitration is commenced and shall be final and binding on the parties; and (iv) unless otherwise agreed, all arbitration proceedings shall be conducted in New York, N.Y. In the event a mutually satisfactory third arbitrator is not appointed within 30 days of submission of a dispute to binding arbitration, appointment of the third arbitrator shall be as provided in the Rules; provided, however, that the third arbitrator so appointed shall be an independent third party knowledgeable in accounting and administration.

      14. Independent Contractor. At all times during the term hereof, VDB shall be an independent contractor in providing services hereunder with the sole right to supervise, manage, operate, control, and direct the performance of such services and the sole obligation to employ, compensate, and mange its employees and business affairs. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture, to create the relationships of employee/employer or principal/agent, or otherwise create any liability whatsoever of either party with respect to the indebtedness, liabilities, obligations or actions of the other or any of their employees or agents, or any other person or entity.

      15. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      16. Notices. All notices, requests, demands, or other communications to
(a) VDB shall be given in
accordance with Section 10.2 of the Purchase Agreement with respect to notices to Seller and (b) Buyer shall be given in accordance with Section 10.2 of the Purchase Agreement with respect to notices to Buyer.

      17. Modification, Non-Waiver, Severability. Neither this Agreement nor any part of this Agreement may be changed, altered, or amended orally. Any modification must be made by written instrument signed by the parties. Failure by either party to exercise promptly any right granted in this Agreement or to require strict performance of any obligation imposed under this Agreement shall not be deemed a waiver of such rights. If any provision of this Agreement is held ineffective for any reason, the other provisions shall remain effective.

      IN WITNESS WHEREOF, the parties have caused this Transition Agreement to be executed as of the date first set forth above.

                                        CONOPCO, INC.


                                        By________________________
                                          Name:
                                          Title:

                                        MBW FOODS INC.


                                        By________________________
                                          Name:
                                          Title:

                                                                        ANNEX A

                         SERVICES TO BE PROVIDED BY VDB

I. MARKETING AND SALES TRANSITION

      A.    Sales Support

            VDB shall provide to Buyer reasonable access to the appropriate sales personnel, to provide sales planning data and any other information that is non-proprietary to VDB and is reasonably required to accomplish a successful transition. Such information shall include, but not be limited to, the following:

            o a current file of all Mrs. Butterworth's Products, including price lists, specifications, shipping requirements, current customer lists and any exceptions to pricing or shipping requirements from those published prices;

            o terms of payment and lead times as published to class of trade and any exceptions to those published terms or lead times that may be in practice or committed to;

            o details of all promotional price programs, inclusive of off-invoice, bill backs, and other funds used for or charged to Mrs. Butterworth's, including accrued funds and their handling by either Mrs. Butterworth's brokers or Seller's personnel;

            o the ending dates of price programs, inclusive of pre-price, off-invoice, billbacks and/or other financial commitments and any exceptions that may apply to published dates;

            o Quarterly Sales Plan Binder for all markets and channels inclusive of first and (to the extent available) second quarter of 1997 fiscal year as may have been given to Mrs. Butterworth's brokers for

                                                                         ANNEX A
                                                                          Page 2


                  implementation. If not included in the Quarterly Sales Plan Binder, VDB will advise Buyer of any Mrs. Butterworth's Products included in any VDB or Unilever umbrella promotions;

            o all available sales and/or marketing manuals, product information, product files and market files that are related to Mrs. Butterworth's.

      B.    Marketing Services

            For a maximum of three person days in the aggregate, VDB shall provide reasonable consultation with existing marketing management to help transition consumer and marketing initiatives and marketing research.

      C.    Brokers and Salesforce

            VDB shall direct its brokers and direct salesforce to continue to take customer orders and to perform sales-related activities including, but not limited to, deduction processing, trade deal payments, and other customer payment-related activities. VDB shall also make, on Buyer's behalf, brokerage payments to be reimbursed by Buyer. As appropriate, VDB's sales personnel shall work with Buyer's brokers to effect an orderly transition of its service. Buyer shall give VDB at least 45 days advance notice of Buyer's intent to discontinue using any of Seller's brokers. Buyer will to the extent reasonably practicable make a good faith effort to cease its use of VDB's salesforce after two months from the Closing Date.

II. TRANSACTIONS PROCESSING

      A. VDB shall provide to Buyer the following services for transactions processing consistent with those currently provided to the Business:

                                                                         ANNEX A
                                                                          Page 3


      o Order entry and customer invoicing services for all channels of distribution, including retail, food service, military, and export.

      o Credit and Collections Management-VDB shall provide to Buyer cash application, credit memo administration, deduction management, and other accounting and administrative processes related to the accounts receivable/deduction management function necessary to conduct the Business, including collection of accounts receivable for sales invoiced on behalf of Buyer.

      o Order Picking and Loading-VDB shall, on behalf of Buyer, generate the necessary documents and paperwork for filling an order, scheduling the carriers, and loading the order for shipment.

      o Trade and Consumer Promotions-VDB, on behalf of Buyer, shall make payments relating to trade promotions and consumer promotions, including coupons, for which Buyer is responsible pursuant to
            Section 1.4 of the Purchase Agreement.

      o Trade Damage and Product Returns-Any trade damage claim that is submitted to VDB shall be paid by VDB and reimbursed by Buyer, provided, however, that with respect to any such claims that are received during the 60 day period after the Closing Date, VDB shall be responsible for liabilities as described in the Asset Purchase Agreement. Buyer will not make any claims against VDB in connection with its payment of any trade damage claim other than based on VDB's gross negligence. As part of accounts receivable and invoice processing services, VDB will process credit memos for product returns to customers as required.

      B.    Accounting Services

      o VDB shall provide accounting services to the Buyer to provide necessary information and transaction processing on behalf of the Buyer. The following services shall be provided:

                                                                         ANNEX A
                                                                          Page 4


                  1.    Daily sales reporting of units and revenues

                  2. Monthly reporting of gross and net sales (net sales defined as sales invoiced to customers less cash discounts and allowances and trade damage.)

                  3. Monthly accounts receivable information regarding balance of open accounts, aged trial balance, and customer deduction activity.

                  4. Coupon accounting services including monthly reporting of coupon history, redemptions, and related payments.

                  5. Trade deal accounting services including monthly reporting of deal history, payments, deductions, and adjustments.

                  6.    Monthly finished goods inventory balances by SKU.

                  7. Reasonable transition assistance to help Buyer establish stand-alone activities.

      o VDB shall provide the monthly reports in a manner similar to what is shown on Exhibit 1, along with supporting documentation, as reasonably requested by Buyer.

III. OTHER

      A.    Consumer Response

      o VDB shall provide consumer response services to Buyer generally consistent with those services currently provided to the Business:

      B.    Information Services

      o VDB shall provide information services necessary to support the transition services in the Agreement. VDB will also provide reasonable

                                                                         ANNEX A
                                                                          Page 5


            assistance to the Buyer to transition existing data to the Buyer's systems as required.

                                                                         ANNEX B

                                  SERVICE FEES

Service                                                     Fee Per Week
-------                                                     ------------

Brand Management (maximum of 3 person days)                  0

Sales Management
$17,000(1)

Trade Marketing                                           $ 3,000

Customer Relations                                        $ 4,575
(including credit and accounts receivable, order invoicing)

Transportation Management                                 $   900

Information Technology                                    $ 4,000

Finance and Accounting                                    $ 6,225

Military and Export (UMEX)                                $ 2,000

800 phone number                                          $  8.00 per
contact

----------
(1) The charge for Sales Management services will be reduced proportionately based on the number of markets as such services are assumed by Buyer.

                                                                       EXHIBIT 1

                               Mrs. Butterworth's
                              Statement of Activity
                              Month of ____________

Sales (supported by Sales to Customer Reporting)

                                    List                   Billed
            SKU         CS          Price       OI         Revenue
            ---         --          -----       --         -------

                                    $           $          $


                                    ______      ______     ______

                                    $_____      $_____     $_____

Invoice Receivable (supported by aging, by customer)

            Balance Beginning of Period                    $

            Billed Revenue

            Invoices Closed       (A)                      ______
            Balance End of Period                          $_____


Cash Discounts Taken              (B)                      $_____

Deduction Receivable (supported by aging, by customer)

            Balance Beginning of Period                    $

            Deductions created    (C)
            Deductions - to reserves
                       - to expense
            Deductions Repaid     (D)                      ______
            Balance End of Period                          $_____

                                                                       EXHIBIT 1
                                                                          Page 2

                               Mrs. Butterworth's
                              Statement of Activity
                              Month of ____________

Promotional Reserves - Trade (supported by tracking by event)

            Balance Beginning of Period                    $

            Accruals Authorized

            Cash Paid
            Deductions Cleared                             ___________

            Balance End of Period                          $
                                                           ===========
Promotional Reserves - Consumer Coupons (supported by tracking by event)

            Balance Beginning of Period                    $

            Accruals Authorized

            Cash Paid
            Deductions Cleared                             ___________

            Balance End of Period                          $
                                                           ===========
Promotional Reserves - Other Consumer (supported by tracking by event)

            Balance Beginning of Period                    $

            Accruals Authorized

            Cash Paid
            Deductions Cleared                             ___________

            Balance End of Period                          $
                                                           ===========

Damage Reserve

            Balance Beginning of Period                    $

            Accruals Authorized

                                                                       EXHIBIT 1
                                                                          Page 3

            Cash Paid
            Deductions Cleared                             ___________

            Balance End of Period                          $
                                                           ===========

                                                                       EXHIBIT 1
                                                                          Page 4

                               Mrs. Butterworth's
                              Statement of Activity
                              Month of ____________

Inventory (supported by balance on hand, by SKU)

                                                    Units
                                                    -----

            Balance Beginning of Period                          $

            Inventory Produced
            Inventory Purchased
            Inventory Adjustments**
            Inventory Sold                          ______        ______

___
            Ending Inventory                        ______        $_____

___

Customer Delivery Costs (supported by customer
invoice, by zone report)                            ______       $_____

Broker Commissions (supported by commission
statements                                          ______       $_____

** During the initial month of the transition, inventory adjustments shall reflect a deduction for the finished goods conveyed to Buyer at Closing.

                                                                       EXHIBIT 2

                               Mrs. Butterworth's
                            Summary of Cash Activity
                            Month of _______________


                                                  Due to         Due
From
                                                  Buyer           Buyer
                                                  ---------------------

Accounts Receivable Collected,
Net (A - B - C + D)                               $              $


Inventory Produced

Inventory Purchased

Customer Delivery Costs

Broker Commissions

Promotional Payments:

            Trade
            Consumer Coupons
            Other Consumer

Damages and Unsaleables

Service Fee                                       _________      $_____



Net Due to/from Buyer                             $              $
                                                  ==========     ======

                                                              Exhibit D to Asset
                                                              Purchase Agreement

                        CO-PACK AGREEMENT dated as of December 31, 1996 (this "Agreement") between Van den Bergh Foods Company, a division of Conopco, Inc., a New York corporation ("Supplier"), and MBW Foods Inc. (f/k/a MBW Acquisition Corp.), a Delaware corporation ("Purchaser").

      WHEREAS, Supplier and Purchaser have entered into an Asset Purchase Agreement dated as of December 18, 1996 (the "Purchase Agreement"), providing for, among other things, the sale by Supplier to Purchaser of the Transferred Assets (as defined in the Purchase Agreement);

      WHEREAS, Section 5.4 of the Purchase Agreement also provides that Supplier and Purchaser shall enter into a manufacturing and supply agreement pursuant to which Supplier shall supply and Purchaser shall purchase the products listed on Schedule A hereto (the "Products") under the terms and conditions set forth herein; and

      WHEREAS, the Transferred Assets include certain Equipment used in connection with the Business (each as defined in the Purchase Agreement).

      NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                                    ARTICLE I

      Binding Forecasts; Estimated Forecasts; Purchase Orders; Equipment

      1.1. Binding Forecasts; Estimated Forecasts. On the date hereof, Purchaser shall provide Supplier with an initial written forecast of Purchaser's projected demand for Products during the three (3) month period beginning January 1, 1997. Thereafter, no later than the 15th day of each month, Purchaser shall supply a written forecast of Purchaser's projected demand during the following three months. The initial month's forecast for such Products (the "Binding Forecast") shall set forth the total quantity of Products that Purchaser shall order for delivery during such month and shall represent a commitment by Purchaser to purchase the amount of Product indicated thereunder. The last two months of each such forecast shall be a nonbinding, good faith estimate of the quantity of Products that Purchaser expects to order for delivery during the second and third months (the "Estimated Forecasts"). The Estimated Forecasts are for planning purposes only and shall not be construed as a firm commitment to Supplier. Supplier shall invoice Purchaser and Purchaser shall thereafter pay for any Product specified in a Binding Forecast but not ordered by Purchaser during the month to which such Binding Forecast relates.

      1.2. Purchase Orders. All purchases of Product by Purchaser hereunder shall be pursuant to written purchase orders, which shall be delivered at least 20 days prior to the requested delivery date. A purchase order shall specify the Products ordered, the quantities of each Product ordered and the requested time and manner of delivery, all of which shall be subject to the amount of Products specified in the Binding Forecast and the provisions of Articles II and III.

      1.3. Acceptance of Purchase Orders. Supplier may reject any purchase order that specifies a quantity that is inconsistent with the provisions of Article II or that, when added to the other quantities of Products delivered or to be delivered during any month, exceeds the Binding Forecast for such month or that contains a delivery schedule that is inconsistent with the provisions of Article III.

      1.4. Removal of Equipment. Following expiration or termination of this Agreement, the Equipment shall be removed from Supplier's applicable facility in accordance with the provisions of the Purchase Agreement. In addition, upon such expiration or termination, Supplier shall immediately account for and return to Purchaser, freight collect, Specifications (as defined in Section 5.1) and co-pack manuals related exclusively to the Products and other confidential processing information owned and/or supplied by Purchaser pursuant to this Agreement.

                                   ARTICLE II

                          Quantity; Purchased Inventory

      2.1. Quantity. Purchaser shall purchase from Supplier, and Supplier shall, subject to the last sentence of this Section 2.1, sell to Purchaser, all Purchaser's requirements as forecasted and ordered during the term of, and subject to all the other terms of, this Agreement, provided, however, that Supplier shall have no obligation to supply any amount of Product in excess of the amount specified in the Binding Forecast for such month. In addition, no Binding Forecast shall be in excess of the maximum supply limits or below the minimum supply limits for the Products set forth on the attached Schedule B. If, during any period, Purchaser desires to purchase a quantity of Products that exceeds the maximum supply limits on any Binding Forecast, Purchaser shall notify Supplier in writing, and Supplier may, in its sole discretion, accommodate Purchaser, but shall be under no obligation to supply such additional quantities and shall not be responsible for any losses or damages that may be suffered by the Purchaser as a result of such failure to supply the additional Products. If Purchaser wishes to reduce its purchases of Product hereunder to less than all of its requirements, (i) it may do so on 60 days notice to Supplier if the reduction in quantity is substantially the same percentage reduction for each SKU (with pricing thereafter to be in accordance with Schedule C-1) or (ii) if the reduction in quantity is not substantially the same percentage reduction for each SKU, Supplier and Purchaser shall negotiate in good faith the price increase that shall result from such reduction. Until 60 days (or as otherwise mutually agreed by Supplier and Purchaser) after Supplier and Purchaser have reached agreement with respect to the matters described in clause (ii) of the preceding sentence, Purchaser shall continue to purchase all of Purchaser's requirements from Supplier.

      2.2. Purchased Materials. Pursuant to the Purchase Agreement, Purchaser has purchased certain raw materials and packaging supplies (the "Purchased Materials"), which shall be used by Supplier to manufacture the Products hereunder. All Purchased Materials shall be used by Supplier to produce the Products on a "first in, first out" basis before Supplier uses any similar raw materials or packaging supplies purchased after the date hereof. Purchaser's cost for the Purchased Materials is the amount set forth in respect thereof on the Closing Date Inventory Statement (as defined in the Purchase Agreement) (the "Purchased Material Cost").

                                   ARTICLE III

                            Delivery; Invoices; Title

      3.1. Delivery. Prior to the expiration or termination of the Transition Services Agreement, Supplier shall deliver the Products as set forth in the Transition Services Agreement. Following the expiration or termination of the Transition Services Agreement, Supplier shall make the Products available for shipping by Purchaser's designated carrier, F.O.B., Supplier's Olathe, Kansas facility or Rochester, New York facility, as the case may be, on the date specified in the purchase orders, but, if a purchase order requests delivery less than 20 days after the receipt by Supplier of the purchase order, Supplier shall have 20 days after its receipt of the purchase order to deliver the Products ordered in such purchase order. Supplier shall use commercially reasonable efforts to manufacture and have ready for shipment orders of Products by any earlier requested shipment date, so long as such efforts do not interfere with Supplier's normal operations at Supplier's facilities.

      3.2. Invoices; Payment. Following the expiration or termination of the Transition Services Agreement, all orders for Products under this Agreement shall be invoiced at the time of manufacture and any Products specified in a Binding Forecast but not ordered in the related calendar month shall be invoiced on the business day following such month. All invoices hereunder shall be due and payable net thirty (30) days from the invoice date. Any amount not paid when due shall accrue interest at the rate of one and one-half percent (1-1/2%) per month until paid in full.

      3.3. Title. Title to, and risk of loss regarding, the Products shall be in and pass to Purchaser upon Supplier's manufacture of the Products.

                                   ARTICLE IV

                                      Price

      4.1. Price. The price for Products sold by Supplier to Purchaser shall be as described on Schedule C and Schedule C-1.

                                    ARTICLE V

                                     Quality

      5.1. Specifications. The specifications for the Products are set forth on Schedule D (the "Specifications") and are the Specifications that were used by Supplier for the manufacture of the Products immediately prior to the Closing Date. Purchaser shall have the right, at its sole option, to modify from time to time the formulations for Products included as part of the Specifications (such modified Products are referred to herein as "Modified Products"); provided such modifications do not require any alterations or additions to the Equipment or process changes and would not interfere with Supplier's other business operations. Purchaser shall bear any additional costs which are required in order to manufacture Products in accordance with such modified formulations. A condition to any such modification shall be that the price for Products with modified formulations shall have been adjusted by mutual agreement of the parties to reflect the increased or decreased cost of manufacture by Supplier. At the request of the Purchaser, Supplier shall furnish to Purchaser records, invoices and other data pertaining to the prices for any such modified Products and/or the costs of Supplier for the manufacture thereof. Supplier shall code each Product as outlined in the Specifications and shall not mix different Product code dates in the same carton and/or case. Supplier shall consider in good faith any other requested changes by Purchaser; provided, however, that Supplier shall not be required to make any such other changes.

      5.2. Nonconforming Products. Any Products delivered hereunder that do not conform to the Specifications shall be deemed to be "Nonconforming Products". Purchaser shall notify Supplier of any Nonconforming Products within 10 days after such Products were shipped from Supplier's facility; provided, that the failure to give such notice shall not relieve Supplier of any liability hereunder except to the extent Supplier is actually prejudiced thereby; and provided, further, such notice must be given prior to the expiration of the shelf life of the Nonconforming Product at issue or Supplier shall have no liability in respect thereof. Any such Nonconforming Products shall be returned to Supplier at Supplier's cost, but prior to any such return, Supplier shall have the right to examine and test any Products that Purchaser claims are Nonconforming Products. At Supplier's option, it shall either issue Purchaser a credit for such Nonconforming Products or promptly replace, at Supplier's cost, such Nonconforming Products with Products that meet the Specifications.

      5.3. Right To Inspect. During the term hereof, Purchaser shall have the right, at Purchaser's sole cost and expense, during normal business hours and upon reasonable written notice to Supplier, (i) to enter and inspect that portion of Supplier's facility where the Products are manufactured to ensure that the Products comply with the Specifications and to monitor all aspects of production of Products, (ii) to inspect the Equipment and (iii) to audit and inspect the books and records of Supplier's operations at the Supplier's facility to the extent related to the quality control of the manufacture of Product; provided, however, that any inspection pursuant to this Section 5.3 shall not interfere with Supplier's normal operations at such facilities and that such inspections are subject to the execution of confidentiality agreements reasonably satisfactory to Supplier. Supplier will promptly submit to Purchaser copies of all quality assurance reports as required by the Specifications.

      5.4. Purchase of Raw Materials and Supplies. (a) Except for the Purchased Materials, Supplier shall purchase all ingredients, raw materials and packaging supplies necessary to produce the Products manufactured hereunder during the term hereof. Supplier shall make such purchases either as the agent of Purchaser or as a principal.

      (b) During the three months prior to the expiration of this Agreement or following such time as when notice has been given hereunder that either party hereto intends to terminate this Agreement, Supplier and Purchaser shall cooperate to minimize the quantities of ingredients, raw materials and packaging supplies that are held by Supplier for the manufacture of the Products.

      5.5. Recall. Purchaser shall provide recall or withdrawal services in a manner which is consistent with the policies and procedures applied in recalling or withdrawing products in other food businesses for which Dartford Partnership provides management services, except that the decision to recall or withdraw the Products will be made in the sole discretion of Purchaser. Purchaser will, however, make all reasonable efforts to discuss the matter with Supplier.

      5.6. Quality Control. Supplier agrees that it will not materially change the practices which were observed by Supplier with respect to the manufacture of Product prior to Purchaser's purchase of the Business, including, without limitation, sanitation, pest control, formula control, product evaluation procedures, shelf life, hold procedures, product safety plans and employee training.

                                   ARTICLE VI

                              Term and Termination

      6.1. Term. (a) This Agreement shall commence on the date hereof and shall continue in effect through the first anniversary of the Closing Date (as defined in the Purchase Agreement).

            (b) Any extension of this Agreement with respect to the supply of food service pancake mix from Supplier to Purchaser shall be agreed upon, on terms and conditions mutually agreeable to Supplier and Purchaser, at least three months prior to the termination of this Agreement; provided, however, neither party hereto shall be required to extend the term of this Agreement.

      6.2. Termination. Notwithstanding the provisions of Section 6.1, this Agreement may be terminated prior to the expiration of the term, upon prior written notice as set forth below:

            (i) either in its entirety or with respect to one or more Products by mutual agreement of the parties;

            (ii) by Supplier, if Purchaser fails to pay any amount when due hereunder and such failure continues for a period of five (5) days following written notice thereof (unless the unpaid amount of such invoice is being contested in good faith by Purchaser);

            (iii) by either party if the other party commits a breach of any provision of this Agreement and such failure continues for a period of thirty (30) days following written notice;

            (iv) by either party, effective immediately, if the other party files, or has filed against it, a petition for voluntary or involuntary bankruptcy or pursuant to any other insolvency law or the other party makes or seeks to make a general assignment for the benefit of its creditors or applies for or consents to the appointment of a trustee, receiver or custodian for it or a substantial part of its property; or

            (v) by either party, in the event of a Force Majeure occurrence affecting the other party which continues for more than sixty (60) days.

      6.3. Effect of Termination. (a) Upon the termination or expiration of this Agreement, Purchaser shall purchase from Supplier (i) at the price provided in
Section 4.1, all existing inventory of Products that have not already been paid for by Purchaser, and (ii) at the price paid by Supplier therefor, all quantities of ingredients, raw materials and packaging supplies, wherever located, excluding Purchased Materials, that are intended to be used in the manufacture of Products at the Supplier's facility. In addition, any Purchased Materials that remain in Supplier's possession shall be returned to Purchaser and Supplier shall pay to Purchaser the portion of the Purchased Material Cost attributable to Purchased Materials used by Supplier to manufacture the Products hereunder. Purchaser shall pay all shipping and delivery charges in respect of the inventories and Purchased Materials acquired under this Section 6.3(a).

      (b) Upon the termination or expiration of this Agreement, the Supplier shall cease manufacturing the Products.

      (c) In the event of expiration or termination of this Agreement for any reason, any obligations, claims, damages, losses, liabilities or debts arising prior to such expiration or termination shall survive the expiration or termination hereof for any reason whatsoever.

                                   ARTICLE VII

                                   Warranties

      7.1. Supplier Warranties. Supplier warrants that the Products supplied hereunder shall be manufactured in accordance with and shall comply with the Specifications therefor and shall be manufactured in accordance with all applicable laws or regulations, including, without limitation, the provisions of the Federal Food, Drug and Cosmetics Act, as amended, and will not constitute "adulterated or misbranded goods" within the meaning of such Act; provided, however, that with respect to Modified Products, Supplier only warrants that such Modified Products will have been manufactured in accordance with the formulas and recipes therefor. WITHOUT LIMITING THE FOREGOING WARRANTIES, SUPPLIER MAKES NO OTHER WARRANTIES WITH RESPECT TO THE PRODUCTS INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND SUPPLIER SPECIFICALLY DISCLAIMS ANY SUCH WARRANTIES.

      7.2. Purchaser Warranties. Purchaser warrants that (i) any Modified Product manufactured in accordance with its applicable formula will comply with the Specifications for such Modified

Product, (ii) the Specifications for Modified Products shall comply with all applicable laws or regulations, including, without limitation, the provisions of the Federal Food Drug and Cosmetics Act, as amended, and (iii) Modified Products manufactured in accordance with the applicable formulas will not constitute "adulterated or misbranded goods" within the meaning of such Act.

                                  ARTICLE VIII

                             Limitation of Liability

      8.1. Limitation of Liability. Except for Supplier's obligations under
Section 9.1(b), the liability of Supplier with respect to the Products delivered hereunder shall be limited solely to the replacement or refund of Nonconforming Products as provided in Section 5.3 and Supplier shall have no other liability whatsoever with respect to the Products or Nonconforming Products.

      8.2. No Consequential Damages. Except as may arise pursuant to the indemnification provided for in Article IX, neither party shall be liable for any indirect, special or consequential damages or for lost profits or revenues of any kind resulting from the failure of any Products to meet the Specifications or for any breach of this Agreement.

                                   ARTICLE IX

                                 Indemnification

      9.1. Indemnification. (a) Purchaser shall indemnify, defend and hold Supplier and its affiliates harmless from and against any and all claims, losses, damages, liabilities, deficiencies, obligations, out of pocket costs or expenses, including without limitation reasonable attorneys' fees and expenses and costs and expenses of investigation (collectively "Losses") arising out of or resulting from (i) the sale or distribution of the Products or Modified Products; (ii) actual or alleged personal injury (including illness or death) in connection with or related to the use of the Products or Modified Products (in the case of clauses (i) and (ii), excluding Losses for which Supplier is liable pursuant to Section 9.1(b)) or (iii) breaches of Purchaser's warranties contained in Section 7.2 hereunder.

      (b) Supplier shall indemnify, defend and hold Purchaser and its affiliates harmless from and against all Losses in respect of actual or alleged personal injury (including illness or death) to the extent resulting from breaches of Supplier's warranties contained in Section 7.1 hereunder.

      9.2. Indemnification Procedure for Third Party Claims. If a party entitled to indemnification hereunder (an "Indemnified Party") receives written notice of the commencement of any action or proceeding, the assertion of any claim by a third-party or the imposition of any penalty or assessment for which indemnity may be sought under this Article IX (a "Third Party Claim") and the Indemnified Party intends to seek indemnity pursuant to this Article IX, the Indemnified Party shall promptly provide the party providing indemnification hereunder (the "Indemnifying Party") with written notice of such Third Party Claim. The Indemnifying Party shall be entitled to participate in or, at its option, assume the defense, appeal or settlement of such Third Party Claim, with counsel selected by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld or delayed. The Indemnified Party shall fully cooperate with the Indemnifying Party in connection therewith. The Indemnified Party shall be entitled at any time to employ separate counsel to represent itself, but if the defense, appeal or settlement of such Third Party Claim has been assumed by the Indemnifying Party with its approved counsel as provided above, any separate counsel employed by the Indemnified Party shall be at the Indemnified Party's expense. The Indemnifying Party shall not settle any Third Party Claim, the defense or settlement of which is controlled by it, without the Indemnified Party's prior written consent. In the event that the Indemnifying Party fails to assume the defense, appeal or settlement of any Third Party Claim within ten
(10) days after receipt of notice thereof from the Indemnified Party, the Indemnified Party shall have the right to undertake the defense, appeal or settlement of such Third Party Claim at the expense and for the account of the Indemnifying Party.

      9.3. Survival. The indemnification provisions of this Article IX shall survive the expiration or termination of this Agreement for any reason whatsoever.

                                    ARTICLE X

                                Other Agreements

      10.1. Intellectual Property. The parties hereto understand and acknowledge that nothing contained in this Agreement shall be deemed to give Supplier or any other Person any right, title or interest to Purchaser's trademarks and trade names, or any other trademarks, trade names or other intellectual property of Purchaser and its affiliates, and the same shall at all times remain in Purchaser and its affiliates. Neither Supplier nor any other Person shall have any right to use, adopt or register any of such trademarks or trade names or other intellectual property, except as required to perform the services set forth herein or as authorized in writing by Purchaser.

      10.2. Confidentiality. Supplier acknowledges that Purchaser will be providing Supplier with proprietary technical information and know-how, including without limitation the Specifications (including all formulas), all of which information and know-how are closely guarded secrets and assets of Purchaser and its affiliates or customers. Supplier shall hold in confidence all such information and know-how received from Purchaser and shall use such information and know-how only for the purpose of manufacturing Products for Purchaser hereunder. Upon the termination or expiration of this Agreement, Supplier shall return to Purchaser all such information and know-how, together with all copies thereof, and shall retain none for its files. Supplier shall inform its employees of the confidential nature of such information and know-how. Supplier shall be responsible for any breaches of such confidentiality by its employees.

      10.3. Ownership of Equipment. The Equipment shall at all times remain the property of Purchaser and such ownership shall be clearly designated. Supplier will perform routine maintenance, at a level and in a manner as historically performed by Supplier, on all Equipment. Purchaser shall be fully responsible for all non-routine or otherwise extraordinary repairs or maintenance, and for any replacement of, or capital improvements to, the Equipment, as needed. Purchaser shall assume the entire risk of loss or damage to the Equipment from any cause whatsoever while the Equipment is in Supplier's control and/or possession. Supplier shall not, at any time prior to return to Purchaser hereunder, remove the Equipment from the Supplier's facility.

      Supplier shall not use the Equipment for the processing or manufacturing of any product other than Products for sale to Purchaser hereunder.

      10.4. Personnel. Supplier shall render the services agreed upon in this Agreement with its own personnel, and Supplier has the necessary and qualified personnel to perform such services. The personnel of Supplier performing any services hereunder shall be the employees of Supplier, and Purchaser shall have no labor relationship with such personnel nor shall Purchaser be liable for wages or collective bargaining liabilities to such employees.

                                   ARTICLE XI

                                  Miscellaneous

      11.1. Notices. Any notice or other communication hereunder shall be in writing and shall be (i) delivered personally; (ii) sent by documented overnight delivery service; (iii) sent by facsimile transmission, provided that a confirmation copy thereof is sent no later than the business day following the day of such transmission by documented overnight delivery service or first class mail, postage prepaid (certified or registered mail, return receipt requested); or (iv) sent by first class mail, postage prepaid (certified or registered mail, return receipt requested). Such notice shall be deemed to have been duly given (i) on the date of delivery, if delivered personally; (ii) on the business day after dispatch by documented overnight delivery service, if sent in such manner; (iii) on the date of facsimile transmission, if so transmitted; or (iv) on the fifth business day after sent by first-class mail, postage prepaid, if sent in such manner. Notices or other communications shall be directed to the following addresses:

            If to Supplier:

            Van den Bergh Foods Company
            2200 Cabot Drive
            Lisle, Illinois 60532
            Telecopier:  (630) 955-5531

            Attn:  Arnold Friede

            with a copy to:

            Unilever United States, Inc.
            390 Park Avenue
            New York, New York 10022
            Telecopier:  (212)  688-3411

            Attn:  General Counsel

            If to Purchaser:

            MBW Foods Inc.
            c/o Dartford Partnership L.L.C.
            801 Montgomery Street; Suite 400
            San Francisco, CA 94133

            Telecopier:  (415) 982-3023

            Attention:  Ray Chung

      Either party may, by notice given in accordance with this Section 11.1, specify a new address for notices under this Agreement.

      11.2. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement and shall not affect the interpretation hereof.

      11.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of

New York, without reference to its principles of conflict of laws.

      11.4. Assignment. Neither party may assign its rights and obligations under this Agreement to any third party without the prior written consent of the other party; provided, however, that (i) Supplier may assign its rights and obligations hereunder (A) to any affiliate of Supplier that is capable of performing Supplier's obligations hereunder or (B) to any purchaser of Supplier's business or facility, and (ii) Purchaser may assign its rights and obligations hereunder (A) to any purchaser of all or substantially all of Purchaser's business in respect of the Products, (B) to any of Purchaser's affiliates so long as Purchaser shall remain fully liable for the fulfillment of all such obligations and (C) as security to Purchaser's lenders in respect of the Financing (or as collateral security in connection with any other financing so long as the proceeds thereof are used for businesses of or acquisitions by Purchaser, its successors or its subsidiaries) if so requested, provided, however, that in the event of any such assignment of this Agreement, Purchaser shall notify Supplier of such assignment within two business days thereof.

      11.5. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties and their successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      11.6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      11.7. Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein and such provision shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

      11.8. Independent Status. Supplier is an independent contractor engaged by Purchaser for the provision of the Products. Except as provided in Section 5.4, nothing in this Agreement shall constitute Supplier as an employee, agent or general representative of Purchaser. Except as provided in Section 5.4, this Agreement shall not constitute either party as the legal representative or agent of the other nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against, or in the name of or on behalf of, the other party.

      11.9. Force Majeure. Except for the payment of money, neither party shall be in default hereunder by reason of any failure or delay in the performance of its obligations hereunder where such failure or delay is due to circumstances or causes beyond such party's reasonable control, such as acts of God, labor disputes, strikes, war, threat of war, riot, intervention by governmental authorities, embargoes, priorities repealed or required by civil authorities, floods, fire, accident, delays in transportation or other occurrences of a similar nature. Any party affected by a "Force Majeure" occurrence shall provide written notice thereof to the other and shall indicate the projected length of such Force Majeure occurrence.

      11.10. Jurisdiction; Service of Process. Supplier and Purchaser irrevocably consent and agree that any legal action, suit or proceeding against either of them with respect to their obligations or liabilities under or arising out of or in connection with this Agreement may be brought in the United States District Court for the Southern District of New York or in the courts of the State of New York sitting in New York County and each hereby irrevocably accepts and submits to the exclusive jurisdiction of each of the aforesaid courts in personam, with respect to any such action, suit or proceeding. Supplier and Purchaser irrevocably consent and agree that the service of any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding arising hereunder may be made by mailing a copy thereof by certified or registered mail, postage prepaid, return receipt requested, to the party to be served at the address set forth in Section 11.1 hereof, with such service to be effective upon receipt.

      11.11. Amendment; Waivers. This Agreement may be amended only in a writing signed by both parties hereto. Any provision of this Agreement may be waived only in a writing signed by the party to be bound by such waiver. No course of dealing between the parties shall be effective to amend or waive any provision of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.


                              VAN DEN BERGH FOODS COMPANY,

                                by:
                                  _______________________________
                                  Name:
                                  Title:


                              MBW FOODS INC.,

                                by:
                                  _______________________________
                                  Name:
                                  Title:

                                                              Exhibit E to Asset
                                                              Purchase Agreement

                  FLAVOR SUPPLY AGREEMENT dated as of December 31, 1996 (this "Agreement"), between QUEST INTERNATIONAL FLAVORS & FOOD INGREDIENTS COMPANY ("Supplier"), and MBW FOODS INC. (f/k/a MBW ACQUISITION CORP.), a Delaware corporation ("Customer"). Supplier and Customer are referred to collectively in this Agreement as "the Parties".

      WHEREAS Conopco, Inc. and Customer have entered into an Asset Purchase Agreement dated as of December 18, 1996 (the "Purchase Agreement"), providing for, among other things, the sale by Conopco, Inc. to Customer of the Transferred Assets (as defined in the Purchase Agreement); and

      WHEREAS Section 5.4 of the Purchase Agreement also provides that Supplier and Customer shall enter into a flavor supply agreement pursuant to which Supplier shall supply and Customer shall purchase two mixtures (each, a "Mixture" and together the "Mixtures"), as specified on Schedule A hereto, of the flavors listed on Schedule B hereto (the "Flavors") solely for use under the terms and conditions set forth herein; and

      WHEREAS Section 5.4 of the Purchase Agreement also provides that Supplier and Customer and an escrow agent (the "Escrow Agent") shall enter into an Escrow Agreement (the "Escrow Agreement") pursuant to which the formulations for the Flavors have been placed in escrow.

      NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the conditions herein set forth, the Parties agree as follows:

                                    ARTICLE I

                              Term and Termination

      1.1 Term. The term of this Agreement shall be for 12 years from the date hereof; provided, however, that this Agreement may be terminated by either party on the first anniversary of the date hereof, provided that such party gave written notice of the termination to the other party at least 90 days prior to the date of termination, or after such first anniversary, provided that such party gave written notice of the termination to the other party at least 135 days prior to the date of termination.

      1.2 Termination. Notwithstanding the provisions of Section 1.1, this Agreement may be terminated prior to the expiration of the term, upon prior written notice as set forth below:

            (i) by mutual agreement of the Parties;

            (ii) by Supplier, if there exists a Customer Material Breach (as defined in Section 1.6);

            (iii) by Customer, if there exists a Supplier Material Breach (as defined in Section 1.6);

            (iv) by Customer, if there exists a Critical Supply Event (as defined in Section 1.7); or

            (v) by a party, in the event of a Force Majeure occurrence affecting the other party which continues for more than 180 consecutive days.

      1.3 Termination Event. A "Termination Event" shall have occurred if this Agreement is terminated (a) by Customer pursuant to Sections 1.2(iv) or 1.2(v) or (b) by Supplier pursuant to the proviso to Section 1.1.

      1.4 Withdrawal Event. A "Withdrawal Event" shall have occurred (a) if this Agreement is terminated pursuant to Section 1.2(i), (b) if this Agreement is terminated by Supplier pursuant to Sections 1.2(ii) or 1.2(v), (c) if there exists a Customer Material Breach in respect of which Supplier could have terminated this Agreement pursuant to Section 1.2(ii) but Supplier has waived such breach and continues to supply the Mixture, (d) if this Agreement is terminated by Customer pursuant to Section 1.2(iii), (e) if Customer delivers notice of termination pursuant to the proviso to Section 1.1, (f) on the twelfth anniversary of the date hereof or (g) if a Change of Control shall have occurred. For purposes of this Agreement, "Change of Control" means any transaction or series of related transactions resulting in any Competitor (A) acquiring beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of (i) so long as Customer has not consummated an initial public offering of its equity securities, 50% or more and
(ii) thereafter, 20% or more, of the voting interests entitled to vote in the election of the board of directors (or similar governing body) of Customer or acquiring the power to appoint a majority of such board or (B) merging with Customer. As used herein, "Competitor" means any person or entity which is, or whose Affiliate (as defined in the Purchase Agreement) is, engaged, directly or indirectly, in the business of marketing, selling, manufacturing, developing or distributing margarines, butters or other yellow fats or similar spreads (or any combinations thereof).

      1.5 Effect of Termination. Upon termination of this Agreement, the undertakings of the Parties set forth herein shall forthwith be and become of no further force and effect; provided, however, that this Section 1.5, Sections 5.1, Section 8.1 and Article VII and rights and remedies for breaches of this Agreement prior to its termination shall survive such termination. Upon termination or expiration of this Agreement, Customer shall purchase from Supplier at the price provided in Article VI all existing inventory of Mixtures (in an amount not to exceed the sum of (a) quantities contained in unfilled purchase orders of Customer and (b) quantities of Mixtures representing one-quarter of the amounts ordered by Customer during the twelve-month period immediately preceding the date of notice of such termination and (c) any additional quantities of Mixtures in excess of those described in clause (b) above manufactured and stored at the request of Customer prior to such termination) and related packaging materials.

      1.6 Material Breaches. (a) A "Supplier Material Breach" shall occur if (i) Supplier fails to supply the Mixtures in at least the quantities contained in purchase orders of Customer that comply with Articles II, III and IV and such failure is not cured within 30 days of receipt of notice from Customer to Supplier of such failure or (ii) Supplier breaches its warranty set forth in
Section 9.1(a) or Section 9.1(b) hereof and such breach is not remedied within 30 days of receipt of notice from Customer to Supplier of such breach by replacement of the nonconforming Mixture with Mixture that complies with such warranties or (iii) Supplier breaches its warranty set forth in Section 9.1(c) hereof and such breach is not remedied within 30 days of receipt of notice from Customer to Supplier of such breach by replacement of the nonconforming Mixture with either (A) Mixture that complies with such warranty or (B) supply of the individual Flavors comprising the applicable Mixture (in which case all references in this Agreement to such Mixture shall be deemed to be references to the Flavors unless the context shall otherwise require).

      (b) A "Customer Material Breach" shall occur if (i) Customer fails to pay any invoice delivered pursuant to Section 4.2 within 45 days of the date of such invoice, provided that Supplier shall have notified Customer of such non-payment at least 5 days prior to the end of such period (unless the unpaid amount of such invoice is being contested in good faith by Customer), (ii) in any calendar year, Customer orders less than $100,000 (such amount to be increased on the first day of each succeeding calendar year from the amount in effect on the last day of the preceding calendar year to reflect the average net price increase or decrease during such preceding calendar year) of Mixtures and such failure is not cured within 30 days after the end of such calendar year or (iii) there is a breach of Section 5.1, Section 7.2 or Section 8.1.

      1.7 Critical Supply Event. (a) A "Critical Supply Event" shall occur if any of the following shall have occurred and shall have continued without being cured for 90 consecutive days so long as the notices specified in Section 1.7(b) were timely given by Customer in respect thereof: (i) Supplier fails to supply the Mixtures in at least the quantities contained in purchase orders of Customer that comply with Articles II, III and IV and such failure continues without being cured or (ii) Supplier breaches its warranty set forth in Section 9.1(a) or Section 9.1(b) hereof and such breach continues without being cured by replacement of the nonconforming Mixture with Mixture that complies with such warranties or (iii) Supplier breaches its warranty set forth in Section 9.1(c) hereof and such breach continues without being cured by replacement of the nonconforming Mixture with either (A) Mixture that complies with such warranty or (B) supply of the individual Flavors comprising the applicable Mixture (in which case all references in this Agreement to such Mixture shall be deemed to be references to the Flavors unless the context shall otherwise require).

            (b) If any of the events specified in Section 1.7(a)(i), (ii) or
(iii) shall have occurred, Customer shall give notice of the applicable occurrence to Supplier and the Escrow Agent under the Escrow Agreement on the 30th, the 60th and the 85th consecutive day of the applicable 90 consecutive day period.

                                   ARTICLE II

                     Binding Forecasts; Estimated Forecasts;
                                 Purchase Orders

      2.1 Binding Forecasts; Estimated Forecasts. On the date hereof, Customer shall provide Supplier with an initial written forecast of Customer's projected demand for each Mixture during the three month period beginning on the date hereof. Thereafter, no later than the 15th day of each month, Customer shall supply a written forecast of Customer's projected demand during the following three months. The initial month's forecast for Mixtures (the "Binding Forecast") shall set forth the total quantity of each Mixture that Customer shall order for delivery during such month and shall represent a commitment by Customer to purchase the quantity of each Mixture indicated thereunder. The last two months of each such forecast shall be a nonbinding, good faith estimate of the quantity of each Mixture that Customer expects to order for delivery during the second and third months (the "Estimated Forecasts"). The Estimated Forecasts are for planning purposes only and shall not be construed as a firm commitment to Supplier. Supplier shall invoice Customer and Customer shall thereafter pay for any quantity of a Mixture specified in a Binding Forecast but not ordered by Customer during the month to which such Binding Forecast relates.

      2.2 Purchase Orders. All purchases of Mixtures by Customer hereunder shall be pursuant to written purchase orders, which shall be delivered at least 20 days prior to the requested delivery date. A purchase order shall specify the quantity of each Mixture ordered and the requested time and manner of delivery, all of which shall be subject to the amount of each Mixture specified in the Binding Forecast and the provisions of Articles III and IV.

      2.3 Acceptance of Purchase Orders. Supplier may reject any purchase order
(a) that specifies a quantity that is inconsistent with the provisions of
Article III or (b) that specifies a quantity less than the minimum order amount set forth on the attached Schedule C or (c) that, when added to the other quantities of the applicable Mixture delivered or to be delivered during any month, exceeds the Binding Forecast for such month or (d) that contains a delivery schedule that is inconsistent with the provisions of Article IV.

      2.4 Co-Packers. Supplier and Customer agree that any co-packer designated by Customer in writing may provide the forecasts and purchase orders and other instructions required under this Agreement and Supplier shall be entitled to rely thereon in the same manner as if they had been provided by Customer.

                                   ARTICLE III

                                    Quantity

      3.1 Quantity. Customer shall purchase from Supplier, and Supplier shall sell to Customer, all Customer's requirements during the term of, and subject to all the other terms of, this Agreement; provided, however, that Supplier shall have no obligation to supply any amount of a Mixture in excess of the amount specified in the Binding Forecast for such month. In addition, no Binding Forecast shall be in excess of the maximum supply limit or below the minimum supply limit for such Mixture set forth on the attached

Schedule C. If, during any period, Customer desires to purchase a quantity of a Mixture that exceeds the maximum supply limits on any Binding Forecast, Customer shall notify Supplier in writing, and Supplier may, in its sole discretion, accommodate Customer, but shall be under no obligation to supply such additional quantity and shall not be responsible for any losses or damages that may be suffered by the Customer as a result of such failure to supply the additional Mixture.

                                   ARTICLE IV

                            Delivery; Invoices; Title

      4.1 Delivery. Supplier shall make the Mixtures available for shipping by Customer's designated carrier, F.O.B., Supplier's facility, on the date specified in the purchase orders, but, if a purchase order requests delivery less than 20 days after the receipt by Supplier of the purchase order, Supplier shall have 20 days after its receipt of the purchase order to deliver the Mixtures ordered in such purchase order. Supplier shall use commercially reasonable efforts to manufacture and have ready for shipment orders of Mixtures by any earlier requested shipment date, so long as such efforts do not interfere with Supplier's normal operations at Supplier's facilities.

      4.2 Invoices; Payment. All orders for Mixtures under this Agreement shall be invoiced at the time of shipment and any Mixture specified in a Binding Forecast but not ordered in the related calendar month shall be invoiced on the business day following such month. All invoices hereunder shall be due and payable net thirty days from the invoice date. Any amount not paid when due shall accrue interest at the rate of one and one-half percent (1-1/2%) per month until paid in full. Notwithstanding anything herein to the contrary, if on three or more occasions Customer's invoices have become past due, Supplier may, on notice to Customer, require cash on delivery or security satisfactory to Supplier as a condition of delivery.

      4.3 Title. Title to, and risk of loss regarding, a Mixture shall be in and pass to Customer upon Supplier's delivery of such Mixture to the carrier, pursuant to Section 4.1.

                                    ARTICLE V

                          Exclusive Use; No Development

      5.1 Use. Customer shall not use the Mixtures or the Flavors in margarines, butters or other yellow fats or similar spreads (or any combinations thereof). Except as otherwise provided in Section 2.01(b) of the Escrow Agreement if then applicable, Customer shall not provide, assign, sell, license or otherwise transfer to any third party the Mixtures or the Flavors; provided, that Customer may provide the Mixtures to a third party co-packer for the purpose of manufacturing end products incorporating the Mixtures so long as (A) such co-packer is not a Competitor and (B) such co-packer agrees in writing to be bound by the provisions of Section 5.1, Article VII and Section 8.1 (including agreeing that Supplier and Unilever N.V. shall be third party beneficiaries of such agreement), it being agreed that Customer shall be responsible for any breaches of such provisions by such co-packer and any such breach shall be deemed to be a breach by Customer. For avoidance of doubt, the foregoing restriction shall not prevent Customer from selling end products which incorporate the Mixtures or the Flavors. This Section shall survive the termination or expiration of this Agreement, or the rendering of services or sale of Mixtures or Flavors pursuant to this Agreement.

      5.2 No Development. For avoidance of doubt, Customer acknowledges and agrees that Supplier shall not have any obligation to undertake research and development activities for Seller in respect of the Mixtures or the Flavors.

                                   ARTICLE VI

                                     Pricing

      6.1 Base Price. The initial price for each Mixture (the "Base Price") will be in proportion to the prices for the component Flavors comprising such Mixture set forth on Schedule D hereto. Supplier represents and warrants to Customer that:

            (a) The respective prices set forth on Schedule D hereto are the prices at which Supplier provided the respective Flavors to Seller (as defined in the Purchase Agreement) immediately prior to the Closing Date (as defined in the Purchase Agreement); and

            (b) During the 11-month period ending November 30, 1996, Seller's aggregate purchases of the Flavors comprising the Mixtures were $350,927.

      6.2 Adjustment of Base Price. (a) The Base Price for each Mixture is subject to upward or downward adjustment at the end of each three-month period during the term of this Agreement, to reflect increases or decreases, if any, in Supplier's direct expenses incurred in manufacturing and supplying Customer with such Mixture pursuant to this Agreement, on a per unit of Mixture sold basis ("Direct Expenses").

            (b) At least 30 days prior to the end of the first three-month period of the term of this Agreement, or at least 30 days prior to the expiration of each successive three-month period, as the case may be, Supplier may notify Customer of an increase or decrease in Direct Expenses if during the current three-month period the Direct Expenses increased or decreased from the Direct Expenses for the previous three-month period. Effective at the commencement of the next three-month period following such notice, the price at that time (as previously adjusted pursuant to this Section) would be adjusted by an amount that is equal to the increase or decrease in Supplier's Direct Expenses for such Mixture. With such notice, Supplier will provide Customer with an officer's certificate certifying that any such price adjustment reflects only the increase or decrease in Supplier's Direct Expenses as provided in the immediately preceding sentence. Supplier will keep accurate records and books of account on all Direct Expenses and related information required for the orderly administration of the price adjustment provisions set forth in this Section.

                                   ARTICLE VII

                                 Confidentiality

      7.1 Definitions. "Confidential Information" as used herein shall mean all proprietary and other information not available to the general public and disclosed by Supplier or its representatives to Customer or its officers, employees, directors, shareholders, affiliates, subsidiaries, parents, contractors, agents or other representatives (collectively, "Representatives"), in connection with selling the Mixtures and the Flavors to Customer pursuant to this Agreement, whether orally or in writing, or obtained by inspection of the facilities, documents or other material of the other party. Customer acknowledges that the composition and formulation of, and recipes for, the Mixtures and the Flavors are proprietary information of Supplier and Unilever N.V. and are deemed to be Confidential Information.

      7.2 Confidentiality. (a) Except as otherwise provided in Section 2.01(b) of the Escrow Agreement if then applicable and in Section 7.2(h) herein, Customer shall hold

Confidential Information in strict confidence and shall not disclose Confidential Information to any third party without the prior written consent of Supplier.

            (b) Customer shall be bound by the obligations to maintain Confidential Information as confidential, and agrees to cooperate with Supplier in enforcing said obligation in the event of breach by Customer or its Representatives.

            (c) Customer agrees not to use Confidential Information in any way for its own benefit or for the benefit of others.

            (d) Customer agrees not to use Confidential Information directly or indirectly against Supplier in the future.

            (e) Customer agrees not to disclose anything about this Agreement, or the nature of the services performed thereunder, or the existence of any business partnership to any third party without the prior written consent of Supplier, except as required by applicable law or as otherwise required to perform this Agreement.

            (f) Customer agrees to indemnify and hold Supplier harmless on account of any loss, injury, damage, or claim that may result from breach of this Section 7.2. Further, Customer agrees that damages alone would be inadequate to compensate Supplier for a breach of the covenants of this Section 7.2, and in the event of such breach, the Supplier may obtain equitable relief, including without limitation an injunction, from a court of competent jurisdiction.

            (g) The obligations of Customer under this Section 7.2 shall survive the termination or expiration of this Agreement or the discontinuance of services or the providing of Flavors pursuant to this agreement. This Section is binding on the Representatives, successors and assigns of Customer.

            (h) Confidential Information obtained by Customer shall be disclosed to its Representatives only on a "need to know" basis and Customer shall be responsible for any breaches of this Agreement by Customer's Representatives. Nothing contained herein shall prevent Customer from disclosing to third parties or using in any manner information which Customer can in good faith show:

            (i) Has been published and has become part of the public domain other than by the acts, omissions or fault of Customer or its Representatives; or

            (ii) Has been furnished or made known to the Customer by third parties (other than those acting on behalf of Supplier) who have provided such information as a matter of legal right without restrictions on its disclosure; or

            (iii) Was in Customer's possession (as shown by tangible evidence) prior to the date of this Agreement and disclosure thereof by Supplier to Customer; or

            (iv) Was compelled to be disclosed by lawful order or subpoena, but only after prior notice to Supplier and Supplier has had a reasonable opportunity to take appropriate action to protect such information from disclosure.

                                  ARTICLE VIII

                   Covenant Not to Reverse Engineer or Analyze

      8.1 Non-analysis. Customer agrees that neither it nor any of its Representatives, successors or assigns, or any third party acting on Customer's behalf, directly or indirectly, will make any attempt to reverse engineer, analyze or discover the composition, recipe or formulation of either Mixture or the Flavors; provided, that Customer may engage in testing solely (i) for purposes of quality control or (ii) as required by applicable law. Customer agrees that it shall be responsible for any breach of this Section by its Representatives.

                                   ARTICLE IX

                                   Warranties

      9.1 Warranties. (a) Supplier warrants that all Mixtures sold pursuant to this Agreement shall meet, in all material respects, the applicable specifications therefor existing immediately prior to the Closing Date.

            (b) Supplier warrants that all Mixtures sold pursuant to this Agreement shall comply with all applicable laws and regulations, including but not limited to the regulations of the United States Food and Drug
Administration.

            (c) Supplier warrants that supplying the Flavors in the Mixtures as opposed to individually will not adversely affect the integrity or taste of Mrs. Butterworth's syrups as compared to their taste as manufactured by Seller immediately prior to the date hereof.

            (d) (i) Supplier warrants that at the time of shipment by Supplier the Mixtures shall be fit for the ordinary purposes for which such Mixtures are used. NO OTHER REPRESENTATION OR WARRANTY SHALL BE BINDING UPON SUPPLIER. SUPPLIER MAKES NO OTHER WARRANTIES TO CUSTOMER OR ANY OTHER PERSONS OR PARTIES, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND IN PARTICULAR, BUT NOT BY WAY OF LIMITATION, SUPPLIER MAKES NO WARRANTY OF MERCHANTABILITY AND NO WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

            (ii) Customer assumes all risk and liability with respect to Customer's manufacturing process and the use of the Mixtures in combination with any other ingredients or products.

            (iii) The liability of Supplier for any breach of this Agreement shall not exceed the purchase price of the applicable Mixture and shall be limited to the repayment of the purchase price for the particular Mixture in question. In no event shall Supplier be liable to Customer or to any other person or party for any incidental or consequential damages of any nature arising out of or because of this Agreement, the use of the Mixtures or the nonconformity of the Mixtures. If notice of any claims by Customer with respect to any Mixture is not given to Supplier within 21 days of the delivery date of such Mixture (provided Customer must properly store the Mixtures), such claims shall be waived and extinguished.

                                    ARTICLE X

                               General Provisions

      10.1 Notices. Any notice or other communication hereunder shall be in writing and shall be (i) delivered personally; (ii) sent by documented overnight delivery service; (iii) sent by facsimile transmission, provided that a confirmation copy thereof is sent no later than the business day following the day of such transmission by documented overnight delivery service or first class mail, postage prepaid (certified or registered mail, return receipt requested); or (iv) sent by first class mail, postage prepaid (certified or registered mail, return receipt requested). Such notice shall be deemed to have been duly given
(i) on the date of delivery, if delivered personally; (ii) on the business day after dispatch by documented overnight delivery service, if sent in such manner;
(iii) on the date of facsimile transmission, if so transmitted; or (iv) on the fifth business day after sent by first-class mail, postage prepaid, if sent in such manner. Notices or other communications shall be directed to the following addresses:

            If to Supplier:

            Quest International Flavors &
            Food Ingredients Company
            5115 Sedge Boulevard
            Hoffman Estates, IL 60192

            Telecopier:  (847) 645-7070

            Attn:  Business Unit Manager ABC&T

            with a copy to:

            Unilever United States, Inc.
            390 Park Avenue
            New York, NY 10022

            Telecopier:  (212) 688-3411

            Attn:  General Counsel

            If to Customer:

            MBW Foods Inc.
            c/o Dartford Partnership L.L.C.
            801 Montgomery Street; Suite 400
            San Francisco, CA 94133

            Telecopier: (415) 982-3023

            Attn:  Ray Chung

      Either party may, by notice given in accordance with this Section 10.1, specify a new address for notices under this Agreement.

      10.2 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement and shall not affect the interpretation hereof.

      10.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its principles of conflict of laws.

      10.4 Assignment. Neither party may assign its rights and obligations under this Agreement to any third party without the prior written consent of the other party; provided, however, that (i) Supplier may assign its rights and obligations hereunder (A) to any affiliate of Supplier that is capable of performing Supplier's obligations hereunder or (B) to any purchaser of Supplier's business or facility, and (ii) Customer may assign its rights and obligations hereunder, in whole but not in part, (A) to any purchaser of all or substantially all of Customer's Mrs. Butterworth's syrup business, (B) to any of Customer's affiliates so long as that in such event Customer shall remain fully liable for the fulfillment of all such obligations and (C) as security to its lenders in respect of the Financing (as defined in the Purchase Agreement) (or as collateral security in connection with any other financing so long as the proceeds thereof are used for businesses of or acquisitions by Customer, its successors or its subsidiaries) if so requested, provided, however, that in the event of any such assignment of this Agreement, Customer shall notify Supplier of such assignment within two business days thereof.

      10.5 No Third Party Beneficiaries. Except for the provisions of Section 5.1, Article VII and Section 8.1, which are also intended to benefit Unilever N.V., this Agreement shall be binding upon and inure solely to the benefit of the parties and their successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      10.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      10.7 Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein and such provision shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

      10.8 Independent Status. Supplier is an independent contractor engaged by Customer for the provision of the Mixtures. Nothing in this Agreement shall constitute Supplier as an employee, agent or general representative of

Customer. This Agreement shall not constitute either party as the legal representative or agent of the other nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against, or in the name of or on behalf of, the other party.

      10.9 Force Majeure. Except for the payment of money, neither party shall be in default hereunder by reason of any failure or delay in the performance of its obligations hereunder where such failure or delay is due to circumstances or causes beyond such party's reasonable control, such as acts of God, labor disputes, strikes, war, threat of war, riot, intervention by governmental authorities, embargoes, priorities repealed or required by civil authorities, floods, fire, accident, delays in transportation or other occurrences of a similar nature. Any party affected by a "Force Majeure" occurrence shall provide written notice thereof to the other and shall indicate the projected length of such Force Majeure occurrence.

      10.10 Jurisdiction; Service of Process. Supplier and Customer irrevocably consent and agree that any legal action, suit or proceeding against either of them with respect to their obligations or liabilities under or arising out of or in connection with this Agreement may be brought in the United States District Court for the Southern District of New York or in the courts of the State of New York sitting in New York County and each hereby irrevocably accepts and submits to the exclusive jurisdiction of each of the aforesaid courts in personam, with respect to any such action, suit or proceeding. Supplier and Customer irrevocably consent and agree that the service of any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding arising hereunder may be made by mailing a copy thereof by certified or registered mail, postage prepaid, return receipt requested, to the party to be served at the address set forth in Section 11.1 hereof, with such service to be effective upon receipt.

      10.11 Amendment; Waivers. This Agreement may be amended only in a writing signed by both parties hereto. Any provision of this Agreement may be waived only in a writing signed by the party to be bound by such waiver. No course of dealing between the parties shall be effective to amend or waive any provision of this Agreement.

            IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.


                                        MBW FOODS INC.


                                          by
                                              ______________________
                                              Name:
                                              Title:



                                        QUEST INTERNATIONAL FLAVORS &
                                        FOOD INGREDIENTS COMPANY,

                                          by
                                              ______________________
                                              Name:
                                              Title:

                                                              Exhibit F to Asset
                                                              Purchase Agreement

                        ESCROW AGREEMENT dated as of , 1996, among QUEST
                  INTERNATIONAL FLAVORS & FOOD INGREDIENTS COMPANY ("Supplier"), MBW ACQUISITION CORP., a Delaware corporation ("Customer") and BANK, a national banking association, as Escrow Agent (the "Escrow Agent").

      WHEREAS CONOPCO, INC. ("Seller") and Customer have entered into an Asset Purchase Agreement dated as of ___________, 1996 (the "Purchase Agreement"), providing for, among other things, the sale by Seller to Customer of the Transferred Assets (as defined in the Purchase Agreement);

      WHEREAS in connection with the transactions contemplated by the Purchase Agreement, Supplier and Customer are entering into a Flavor Supply Agreement of even date herewith (the "Flavor Supply Agreement") pursuant to which Supplier shall supply and Customer shall purchase the Mixtures of the Flavors (each as defined in the Flavor Supply Agreement);

      WHEREAS it is a condition to Customer's obligations under the Purchase Agreement that Supplier enter into this Agreement; and

      WHEREAS in connection with the transactions contemplated by the Flavor Supply Agreement there is being deposited with the Escrow Agent pursuant to this Agreement the formulations for the Flavors (the "Formulations"). Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Flavor Supply Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Flavor Supply Agreement, the parties hereto hereby agree as follows:

                                    ARTICLE I

                         Creation of Escrow; Supplier's
                         Representations and Warranties

      SECTION 1.01. Creation of Escrow. The Escrow Agent hereby agrees to accept the Formulations from Supplier and to hold same in escrow pursuant to the terms of this Agreement. The Escrow Agent hereby agrees that the

Formulations held hereunder shall be held for the account of Supplier.

      SECTION 1.02. Representations and Warranties. Supplier represents and warrants to Customer that:

            (a) Unilever N.V., an Affiliate (as defined in the Purchase Agreement) of Supplier owns the Formulations (other than Maple N&A DY08551) ("Maple"), which is owned by Supplier free and clear of any liens, mortgages, pledges or other encumbrances of any nature) free and clear of any liens, mortgages, pledges or other encumbrances of any nature;

            (b) Supplier has a valid, non-exclusive, perpetual license to use the Formulations (other than Maple) for the manufacture of the Flavors;

            (c) Supplier has full power and authority to grant the license set forth in Section 2.01(d); and

            (d) the Formulations constitute the complete formulae for the Flavors.

                                   ARTICLE II

                      Distribution of Escrowed Formulations

      SECTION 2.01. Termination of Escrow and Distribution of Escrowed Formulations to Customer. (a) If Customer delivers written notice to the Escrow Agent (with a copy to Supplier, receipt of which shall be verified by the Escrow Agent telephonically and in writing) that a Critical Supply Event (as defined in the Flavor Supply Agreement) shall have occurred, then if Customer shall have timely delivered the notices required by Section 1.7(b) of the Flavor Supply Agreement in respect of such Critical Supply Event (delivery of which to Supplier shall be verified by the Escrow Agent telephonically and in writing), the Escrow Agent shall deliver the Formulations to Customer and the escrow created hereunder shall terminate.

            (b) In the event that Customer obtains the Formulations pursuant to
Section 2.01(a):

            (i) Customer shall use the Formulations solely for the manufacture of the Flavors;

            (ii) Customer shall not use the Flavors in margarines, butters or other yellow fats or similar spreads (or any combinations thereof);

            (iii) Customer shall not assign, sell, license or otherwise provide to any third party the Flavors or the Formulations (except as otherwise provided pursuant to Section 2.01(b)(iv)); provided, that Customer may assign the Formulations, in whole but not in part, to any purchaser of all or substantially all of Customer's Mrs. Butterworth's syrup business so long as such purchaser is not a Competitor (as defined below) and such purchaser agrees in writing to be bound by the provisions of this Section 2.01(b) and Section 2.01(c);

            (iv) Customer shall hold the Formulations in strict confidence and shall not, and shall cause its Representatives not to, disclose the Formulations to any third party without the prior written consent of Supplier; provided, that Customer may disclose the Formulations to a third party supplier for the purpose of manufacturing the Flavors for Customer so long as (A) such supplier is not a Competitor and (B) such supplier agrees in writing to be bound by the provisions of this Section 2.01(b) (including agreeing that Supplier and Unilever N.V. shall be third party beneficiaries of such agreement), it being agreed that Customer shall be responsible for any breaches of this Section 2.01(b) by such supplier and any such breach shall be deemed to be a breach by Customer; and

            (v) Customer shall disclose the Formulations to its Representatives only on a "need to know" basis and Customer shall be responsible for any breaches of this Section 2.01(b) by Customer's Representatives and any such breach shall be deemed to be a breach by Customer.

For purposes of this Agreement, "Competitor" means any person or entity which is, or whose Affiliate (as defined in the Purchase Agreement) is, engaged, directly or indirectly, in the business of marketing, selling, manufacturing, developing or distributing margarines, butters or other yellow fats or similar spreads (or any combinations thereof).

            (c) Customer agrees to indemnify and hold Supplier harmless on account of any loss, injury, damage, or claim that may result from breach of
Section 2.01(b) or Section 2.01(d). Further, Customer agrees that damages alone would be inadequate to compensate Supplier for a breach of the covenants of
Section 2.01(b), and in the event of such breach, Supplier may obtain equitable relief, including, without limitation, an injunction, from a court of competent jurisdiction. The obligations of Customer under Section 2.01(b), this Section 2.01(c) and Section 2.01(d) shall (i) survive the termination or expiration of this Agreement or the escrow and (ii) be binding upon the Representatives, successors and assigns of Customer.

            (d) Supplier hereby grants Customer a nonexclusive, perpetual, royalty-free license to use the Formulations solely for the manufacture of the Flavors, which Flavors shall not be used in margarines, butters or other yellow fats or similar spreads (or any combinations thereof). The foregoing license shall become effective when and if Customer obtains the Formulations pursuant to
Section 2.01(a). In the event that Customer breaches any provision of Section 2.01(b) in any material respect, the foregoing license shall automatically terminate.

      SECTION 2.02. Termination of Escrow and Distribution of Escrowed Formulations to Supplier. If Supplier delivers written notice to the Escrow Agent (with a copy to Customer, receipt of which shall be verified by the Escrow Agent telephonically and in writing) that a Withdrawal Event (as defined in the Flavor Supply Agreement) shall have occurred, then on the fifteenth business day following receipt of such notice by the Escrow Agent and Customer, the Escrow Agent shall deliver the Formulations to Supplier and the escrow created hereunder and the license granted pursuant to Section 2.01(d) shall terminate, unless the Escrow Agent shall have received, within such fifteen business day period, a written objection from Customer to such delivery setting forth Customer's contention that the Withdrawal Event identified by Supplier is in dispute and the nature of the dispute, in which case the Escrow Agent shall continue to hold the Formulations in escrow hereunder until either (A) receipt of a certificate signed by Customer and Supplier directing the Escrow Agent to deliver the Formulations to Supplier or (B) receipt of a formal order of a court of competent jurisdiction directing the Escrow Agent to deliver the Formulations to Supplier.

                                   ARTICLE III

                                The Escrow Agent

      SECTION 3.01. General. The Escrow Agent shall not deal with the escrowed Formulations except in accordance with (a) this Agreement, (b) written instructions given in conformity with this Agreement or (c) instructions agreed to in writing by Customer and Supplier. The Escrow Agent shall not be bound in any way by the Purchase Agreement or the Flavor Supply Agreement or by any agreement or contract between Customer or Supplier (whether or not the Escrow Agent has knowledge thereof), it being understood that the Escrow Agent's only duties and responsibilities shall be to hold and distribute the escrowed Formulations in accordance with the terms of this Agreement. The Escrow Agent shall have no liability with respect to any action taken by it except for its own gross negligence or wilful misconduct. The Escrow Agent makes no representations and has no responsibility as to the validity, genuineness or sufficiency of any of the documents or instruments included in the subject matter of the escrow. The Escrow Agent may rely and shall be protected in relying upon any resolution, certificate, opinion, request, communication, demand, receipt or other paper or document in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent may act in reliance upon the advice of counsel satisfactory to it in reference to any matter in connection with the escrow and shall not incur any liability for any action taken in good faith in accordance with such advice.

      SECTION 3.02. Fees. The Escrow Agent's fees and expenses (including the reasonable fees, expenses and disbursements of its counsel) in acting hereunder shall be paid by Customer.

      SECTION 3.03. Resignation. The Escrow Agent or any successor Escrow Agent hereunder may resign by giving 30 days' prior written notice of resignation to Customer and Supplier, and such resignation shall be effective from the date specified in such notice. In case the office of Escrow Agent shall become vacant for any reason, Supplier may appoint a bank or trust company having capital and undivided surplus (as reflected in its latest publicly available certified financial statements) of not less than $25 million and having an office in New York, NY, as successor Escrow Agent hereunder by an instrument or instruments in writing delivered to such successor Escrow Agent, the retiring Escrow Agent, and Customer, whereupon such successor Escrow Agent shall succeed to all the rights and obligations of the retiring Escrow Agent as if this Agreement were originally executed by such successor Escrow Agent, and the retiring Escrow Agent shall duly transfer and deliver to such successor Escrow Agent the escrowed Formulations.

                                   ARTICLE IV

                                  Miscellaneous

      SECTION 4.01. Expenses. Customer and Supplier shall pay its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

      SECTION 4.02. Notices. Any notice or other communication hereunder shall be in writing and shall be (i) delivered personally; (ii) sent by documented overnight delivery service; (iii) sent by facsimile transmission, provided that a confirmation copy thereof is sent no later than the business day following the day of such transmission by documented overnight delivery service or first class mail, postage prepaid (certified or registered mail, return receipt requested); or (iv) sent by first class mail, postage prepaid (certified or registered mail, return receipt requested). Such notice shall be deemed to have been duly given
(i) on the date of delivery, if delivered personally; (ii) on the business day after dispatch by documented overnight delivery service, if sent in such manner;
(iii) on the date of facsimile transmission, if so transmitted; or (iv) on the fifth business day after sent by first-class mail, postage prepaid, if sent in such manner. Notices or other communications shall be directed to the following addresses:

            If to Supplier:

            Quest International Flavors &
            Food Ingredients Company
            5115 Sedge Boulevard
            Hoffman Estates, IL 60192

            Telecopier:  (847) 645-7070

            Attn:  Business Unit Manager ABC&T

            with a copy to:

            Unilever United States, Inc.
            390 Park Avenue
            New York, NY 10022

            Telecopier: (212) 688-3411

            Attn:  General Counsel

            If to Customer:

            MBW Acquisition Corp.
            c/o Dartford Partnership L.L.C.
            801 Montgomery Street; Suite 400
            San Francisco, CA 94133

            Telecopier:

            Attn:  Ray Chung

            If to the Escrow Agent:

            Telecopier:

            Attn:

Either party may, by notice given in accordance with this Section 4.02, specify a new address for notices under this Agreement.

      SECTION 4.03. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement and shall not affect the interpretation hereof.

      SECTION 4.04. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its principles of conflict of laws.

      SECTION 4.05. Assignment. Customer may not assign its rights and obligations under this Agreement to any third party without the prior written consent of Supplier; provided, however, that Customer may assign its rights and obligations hereunder, in whole but not in part, (A) to any purchaser of all or substantially all of Customer's Mrs. Butterworth's syrup business so long as such purchaser is not a Competitor and such purchaser agrees in writing to be bound by the provisions of this Agreement and (B) as security to its lenders in respect of the Financing (as defined in the Purchase Agreement) (or as collateral security in connection with any other financing so long as the proceeds thereof are used for businesses of or acquisitions by Customer, its successors or its subsidiaries) if so requested, provided, however, that in the event of any such assignment of this Agreement, Customer shall notify Supplier of such assignment within two business days thereof. Customer's rights and obligations under this Agreement may not be assigned (including by operation of law) to a Competitor and any such attempted assignment shall be null and void and shall result in the immediate termination of the escrow created hereunder and the license granted pursuant to Section 2.01(d).

      SECTION 4.06. No Third Party Beneficiaries. Except for the provisions of
Section 2.01(b) and (c), which are also intended to benefit Unilever N.V., this Agreement shall be binding upon and inure solely to the benefit of the parties and their successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      SECTION 4.07. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      SECTION 4.08. Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein and such provision shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

      SECTION 4.09. Jurisdiction; Service of Process. Supplier, Customer and the Escrow Agent irrevocably consent and agree that any legal action, suit or proceeding against either of them with respect to their obligations or liabilities under or arising out of or in connection with this Agreement may be brought in the United States District Court for the Southern District of New York or in the courts of the State of New York sitting in New York County and each hereby irrevocably accepts and submits to the exclusive jurisdiction of each of the aforesaid courts in personam, with respect to any such action, suit or proceeding. Supplier, Customer and the Escrow Agent irrevocably consent and agree that the service of any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding arising hereunder may be made by mailing a copy thereof by certified or registered mail, postage prepaid, return receipt requested, to the party to be served at the address set forth in Section 4.02 hereof, with such service to be effective upon receipt.

      SECTION 4.10. Amendment; Waivers. This Agreement may be amended only in a writing signed by all parties hereto. Any provision of this Agreement may be waived only in a writing signed by the party to be bound by such waiver. No course of dealing between the parties shall be effective to amend or waive any provision of this Agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

                                        QUEST INTERNATIONAL FLAVORS &
                                          FOOD INGREDIENTS COMPANY

                                                    by
                                                        _______________________

[Corporate Seal]

Attest:

_________________________
   (Assistant) Secretary
                                        MBW ACQUISITION CORP.,

                                                 by
                                                     _______________________

[Corporate Seal]

Attest:

_________________________
   (Assistant) Secretary

                                                      BANK,
                                        as Escrow Agent,

                                          by
                                              _______________________

                                                              Exhibit G to Asset
                                                              Purchase Agreement

                    [Legal Opnion of Cravath, Swaine & Moore]

                                                              Exhibit H to Asset
                                                              Purchase Agreement

                                     LICENSE
                                    AGREEMENT

      This License Agreement (the "Agreement") made this 31st day of December, 1996, between MBW FOODS INC. (f/k/a MBW ACQUISITION CORP.), a corporation organized under the laws of Delaware, with its address at c/o Dartford Partnership L.L.C., 801 Montgomery Street, Suite 400, San Francisco, California 94133 ("Licensor"), and CONOPCO, INC., a corporation organized under the laws of New York, with its address at 390 Park Avenue, New York, New York 10022 ("Licensee").

      WHEREAS, Licensor and Licensee entered into an Asset Purchase Agreement by and between them on the 18th day of December, 1996, (the "Asset Purchase Agreement") which defined the terms under which Licensee will sell to Licensor and Licensor will purchase certain assets relating exclusively to the manufacture and sale of pancake syrup and pancake and waffle mix under the MRS. BUTTERWORTH'S trademark;

      WHEREAS, pursuant to the terms of the Asset Purchase Agreement, the parties agreed to execute a royalty-free license granting Licensee the right to use the MRS. BUTTERWORTH'S trademark in the Territory during the Term solely in connection with certain bakery products, and dough, icing and mixes for bakery products as further defined below; and

      WHEREAS, Licensor desires to grant to Licensee the license for the MRS. BUTTERWORTH'S trademark on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, Licensor and Licensee hereby agree as follows:

      1.    Definitions.

            (a) Products. The term "Products" shall refer to only those bakery products, and dough, icing and mixes for bakery products listed on Schedule 1.2 (iii) to the Asset Purchase Agreement.

            (b) Trademark. The term "Trademark" shall refer to the mark MRS. BUTTERWORTH'S and the trademark registrations listed on
                  Schedule 2 attached hereto covering the Products.

            (c) Territory. The term "Territory" shall mean the United States, Puerto Rico, and Canada.

            (d)   Term. The term "Term" shall have the meaning set forth in
                  Section 9.

      2. License Grant. Licensor grants to Licensee an exclusive (except for Licensor, its successors, assigns and licensees), royalty-free license to use the Trademark solely in connection with the manufacture, distribution, sale, advertising and promotion of the Products in the Territory during the Term and in accordance with the terms and provisions of this Agreement. Licensee represents that it shall only use the Trademark in connection with Product SKUs that use the Trademark on the date hereof.

      3. Royalty. The parties agree that no royalties or other payments shall be required for the grant of the license hereunder.

      4. Quality Control. Licensor has inspected and does hereby approve of the nature, character and quality of the Products using the Trademark heretofore sold by Licensee which are to be sold by Licensee under the Trademark. It is understood and agreed that the quality of Products heretofore sold by Licensee preceding the effective date of this Agreement is acceptable to Licensor throughout the term of this Agreement. The approval given by Licensor shall continue so long as this license is in effect and provided the Products sold by

Licensee are of substantially the same nature, character and quality as initially approved by Licensor. Licensee covenants and agrees that the Products which shall be manufactured and sold during the Term shall be at least of such quality. If any Product sold under the Trademark substantially changes so that it no longer meets Licensor's reasonable standards for Products sold under that Trademark, Licensor shall notify Licensee of that defect, and Licensee shall have ninety (90) days to remedy such defect, failing which Licensor may give notice to Licensee that the license herein granted for use of the Trademark on such Product shall be terminated.

      5.    Compliance; Inspections.

      (a) Licensee covenants and agrees that the Products shall be manufactured and sold in conformance with good manufacturing practices, as that term is used in the United States in 21 C.F.R. ss.110 and as defined elsewhere, where applicable, by law and that the Products shall be truthfully and not misleadingly labelled and advertised. Each Product shall comply in all material respects with the labelling, packaging, advertising and other relevant laws and regulations of all countries and jurisdictions into which the Products are sold.

      (b) Upon Licensor's reasonable written request and at Licensor's expense, once per calendar year, Licensee agrees to submit to Licensor a representative sample of any Products for examination and testing.

      (c) Licensee shall permit Licensor or its authorized representatives to inspect at reasonable times during regular business hours upon at least 10 days' prior written notice, the relevant portion of the facilities where, and systems by which, Products are manufactured and packaged in order to verify that the Products are manufactured and packaged in compliance with this Agreement; provided, however, that any such inspection shall not interfere with Licensee's normal operations at such facilities and that such inspections are subject to the execution of confidentiality agreements reasonably satisfactory to Licensee. Licensee may restrict access by Licensor's representatives to those areas of Licensee's facilities where the Products and ingredients and materials for the Products are manufactured and packaged.

      6.    Protections; Packaging Advertising.

      (a) Licensee shall cause each use of the Trademark to be accompanied by the appropriate R or TM registration symbol (provided that Licensee's existing stock of labels may be used in their current form regardless of whether such symbol is used thereon).

      (b) Licensor approves of all labels, packaging, advertising and promotional materials bearing the Trademark being used by Licensee prior to the date hereof. Licensee's use of labels, packaging advertising and promotional materials bearing the Trademark during the Term of this Agreement shall be of a nature and character which is consistent with such prior use.

      7. No Changes to Trademark. Licensee shall use the Trademark only in the form in which it is currently registered and not make any changes to the graphic representation of the Trademark or the font or type face in which the Trademark are portrayed without Licensor's prior written consent, which consent shall not be unreasonably withheld or delayed.

      8. Trademark Ownership and Protection. Licensee acknowledges and agrees that Licensor is, and Licensor (or, where applicable, an affiliate of Licensor) or its successors or assigns shall remain the owner of the Trademark. Licensee shall acquire no ownership interest in the Trademark through this Agreement or otherwise. Licensee agrees to reasonably cooperate with Licensor, at Licensor's expense, in efforts to obtain, perfect and enforce Licensor's rights in the Trademark. Licensee agrees that it shall not, in any country or jurisdiction, register or attempt to register the Trademark. Licensee further agrees that it shall not, in any country or jurisdiction, use, register or attempt to register any other trademark or trade name which is confusingly similar to the Trademark. Licensee shall not contest or assist any other party in contesting the validity of Licensor's ownership of the Trademark.

      9. Term. This Agreement shall commence on the 31st day of December, 1996, and continue in force for a term of three (3) years. Upon expiration of this Agreement, Licensee shall have ninety (90) days to sell off its inventory of Products using the Trademark.

      10. Infringements. Licensee shall notify Licensor of any infringement by third persons of the Trademark in the Territory which may come to Licensee's attention. Licensor shall have the sole right to determine what action, if any, shall be taken to remedy such infringements, which action shall be taken at Licensor's expense. Licensor makes no representation or warranty of any nature as to the validity or enforceability of the Trademark.

      11.   Nonconforming or Unsafe Product and Product Emergencies.

      (a) Licensee acknowledges that Licensor has an overriding interest in protecting the reputation of the Trademark. Accordingly, if Licensee, at any time, discovers that any Product is materially mislabelled or does not otherwise conform to federal, state or local labelling or manufacturing requirements, or presents any threat to the public health or safety or is otherwise not in full conformity with all applicable laws and has been released into the stream of commerce (any of such occurrences being a "Product Event"), Licensee shall, as soon as reasonably practicable after such discovery, notify Licensor of the facts giving rise to such belief. Similarly, Licensee shall, as soon as reasonably practicable after such discovery, notify Licensor of any actual or threatened action, by any governmental agency, consumer or environmental group, media or other organization or any individual(s), directed towards removing any quantity of the Products from any markets (a "Third Party Action"). In all such cases, Licensee shall, to the extent practicable, closely coordinate with Licensor with respect to any actions Licensee or Licensor might take or permit, and in respect to all public statements either party might make regarding the Product Event or Third Party Action.

      (b) Any and all expenses relating to any Product Event, Third Party Action or to any recall or retrieval of the Products shall be borne by Licensee, including but not limited to the cost of labor in removing the Products from retailers, wholesalers, distributors and warehouses having possession thereof, all costs for reimbursement of such parties, all costs for disposal of the Products and all other expenses and costs actually incurred in connection with such Product Event, Third Party Action, recall or retrieval.

      12. Indemnification. Licensor and its officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by Licensee from any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including reasonable legal costs and expenses) actually suffered or incurred by Licensor to the extent arising out of or resulting from:

      (a) the breach of any covenants by Licensee contained herein; or

      (b) any actual or alleged destruction of property, injury, death, loss or damage arising out of the manufacture, distribution, advertising, sale or consumption of the Products.

      13. No Further Use of Trademark. Upon termination or expiration of this Agreement for any reason, except as expressly set forth in Section 9, Licensee shall discontinue use of the Trademark, and shall not register or use any trademark confusingly similar to the Trademark.

      14.   Assignment and Sublicense.

      (a) This Agreement may not be assigned, transferred, sublicensed or otherwise delegated (collectively, an "Assignment") by Licensee without the prior written consent of Licensor (not to be unreasonably withheld or delayed). Licensee may, however, assign this Agreement in connection with the sale of Licensee's business relating to Products without the consent of Licensor.

      (b) This Agreement may be assigned, transferred, sublicensed or otherwise delegated by Licensor without the prior written consent of Licensee.

      15. Notices. Any notice or other communications given under this Agreement shall be in writing and shall be (i) delivered personally; (ii) sent by documented overnight delivery service; (iii) sent by facsimile transmission, provided that a confirmation copy thereof is sent no later than the business day following the day of such transmission by documented overnight delivery service or first class mail, postage prepaid (certified or registered mail, return receipt requested); or (iv) sent by first class mail, postage prepaid (certified or registered mail, return receipt requested). Such notice shall be deemed to have been duly given (i) on the date of delivery, if delivered personally; (ii) on the date of facsimile transmission, if so transmitted; or (iv) on the fifth business day after sent by first class mail, postage prepaid, if sent in such manner. Notices or other communications shall be directed to the following addresses:

      If to Licensor:

      MBW Foods Inc.
      c/o Dartford Partnership L.L.C.
      801 Montgomery Street, Suite 400
      San Francisco, CA 94133
      Facsimile No.:  415-982-3023
      Attention:  Ian R. Wilson

      If to Licensee:

      Conopco, Inc.
      390 Park Avenue
      New York, New York  10022
      Facsimile No.:  212-688-3411
      Attention:  Company Secretary

      16. Governing Law. This Agreement shall be governed by the laws of the State of New York, applicable to agreements made and to be performed entirely therein without regard to its internal conflicts of laws provisions.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                        MBW FOODS INC.


                                        By: ____________________________
                                            Name:
                                            Title:

                                        CONOPCO, INC.


                                        By: ____________________________
                                            Name:
                                            Title:

                                                              Exhibit I to Asset
                                                              Purchase Agreement

                    [Legal Opnion of Richards & O'Neil, LLP]


                                        1